      As filed with the Securities and Exchange Commission on July 8, 1997


                                                 Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM SB-2


                             Registration Statement
                                      Under

                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Pennsylvania                        7359                        23-2679963

(State or other          (Primary Standard Industrial        (I.R.S. employer
jurisdiction of           Classification Code Number)       Identification No.)
incorporation or
organization)


                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            Douglas M. Lurio, Esquire
                               Lurio & Associates
                         1760 Market Street, Suite 1300
                           Philadelphia, PA 19103-4132
                                 (215) 665-9300
                      -----------------------------------
         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the
following box:        [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box:        [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.        [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.        [ ]

         If the delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.        [ ]

============================================================================================
                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of each
class of                                  Proposed           Proposed
Securities            Amount              Maximum            Maximum            Amount of
to be                 to be               Offering Price     Aggregate          Registration
Registered            Registered          Per Unit           Offering Price     Fee
----------            ----------          ---------------    --------------     ------------
Common Stock,
no par value         1,974,000 shares        $.40              $ 789,600          $272.28



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

                             USA TECHNOLOGIES, INC.

                                  COMMON STOCK

         This Prospectus relates to up to 1,974,000 shares of Common Stock, no par value (the "Common Stock"), of USA Technologies, Inc. (the "Company") which may be sold from time to time by the shareholders of the Company (the "Selling Shareholders") who purchased 1996-B Common Stock Purchase Warrants (the "1996-B Warrants") or 1997 Common Stock Purchase Warrants (the "1997 Warrants") from the Company. The 1996-B Warrants were issued pursuant to a warrant agreement dated as of December 27, 1996, by and between the Company and American Stock Transfer & Trust Company, the warrant agent (the "1996-B Warrant Agreement"). The 1997 Warrants were issued pursuant to a warrant agreement dated as of April 8, 1997, by and between the Company and American Stock Transfer & Trust Company, the warrant agent (the "1997 Warrant Agreement"). The 1996-B Warrants and 1997 Warrants are referred to jointly and severally herein as "Warrants."


         The Common Stock which may be sold by the Selling Shareholders pursuant to this Prospectus will be purchased from the Company by the Selling Shareholders pursuant to the exercise of the Warrants.

         The Company issued 374,000 1996-B Warrants to the Selling Shareholders in January and February 1997 pursuant to the 1996-B Warrant Agreement in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and applicable state securities law. Each 1996-B Warrant entitles the holder thereof to purchase one share of Common Stock for $.30 at any time through February 28, 2002, provided that the exercise price of the 1996-B Warrants is $.20 per share through August 31, 1997. The exercise price of the 1996-B Warrants may be reduced by the Company at any time, or from time to time. As more fully discussed below, through May 31, 1997 no 1996-B Warrants have been exercised. The 1996-B Warrants are exercisable at any time through February 28, 2002, or such later date as the Company may determine. The Company agreed, at its cost and expense, to register under the Act the Common Stock underlying the 1996-B Warrants for resale by the Selling Shareholders. See "Description of Securities - 1996-B Common Stock Purchase Warrants." The Common Stock may be sold from time to time by the Selling Shareholders named herein pursuant to this Prospectus. See "Selling Shareholders".

         The Company issued 1,600,000 1997 Warrants to the Selling Shareholders in April, May, June and July 1997 pursuant to the 1997 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities law. Each 1997 Warrant entitles the holder thereof to purchase one share of Common Stock for $.40 at any time through May 31, 2002, provided that the exercise price of the 1997 Warrants is $.20 per share through August 31, 1997. The exercise price of the 1997 Warrants may be reduced by the Company at any time, or from time to time. As more fully discussed below, through May 31, 1997 no 1997 Warrants have been exercised. The 1997 Warrants are exerciseable at any time through May 31, 2002, or such later date as the Company may determine. The Company agreed, at its cost and expense, to register under the Act the Common Stock underlying the 1997 Warrants for resale by the Selling Shareholders. See "Description of Securities - 1997 Common Stock Purchase Warrants." The Common Stock may be sold from time to time by the Selling Shareholders named herein pursuant to this Prospectus. See "Selling Shareholders".

         As a condition to obtaining the Common Stock being offered hereby, the Selling Shareholders must exercise the Warrants by tendering the per share exercise price required under the 1996-B Warrant Agreement or 1997 Warrant Agreement, respectively. Through May 31, 1997, none of the Warrants were exercised. If all of the 374,000 1996-B Warrants are exercised at $.30 per share, the Company would receive gross proceeds of $112,200, or if exercised at
 .20 per share, the Company would receive gross proceeds of $74,800. If all of the 1997 Warrants are exercised at $.40 per share, the Company would receive gross proceeds of $640,000, or if exercised at $.20 per share, the Company would receive gross proceeds of $320,000. There is no assurance that any or all of the Warrants will be exercised by the Selling Shareholders, and if none of the Warrants are exercised, the Company would not receive any gross proceeds. The Company is responsible for all of the costs and expenses incident to the offer and sale of the Common Stock by the Selling Shareholders pursuant to this Prospectus other than any brokerage fees or commissions incurred by the Selling Shareholders in connection therewith.

         The Common Stock offered by the Selling Shareholders pursuant to this Prospectus may be sold from time to time by the Selling Shareholders. The sale of the Common Stock offered hereby by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.


         The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock and will pay all selling commissions, if any, applicable to the sale of the Common Stock.

         The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT and the bid price for the Common Stock on June 30, 1997 was $.34 per share.

         See "Risk Factors" on page 6 of this Prospectus for a discussion of certain factors that should be considered by prospective investors in the Common Stock offered hereby.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     --------------------------------------


                The date of this Prospectus is July __, 1997.

                              AVAILABLE INFORMATION

         The Company has filed a registration statement on Form SB-2 (together with any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Act with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Common Stock. Statements contained in this Prospectus as to the contents of certain documents filed with, or incorporated by reference in the Registration Statement are not necessarily complete, and in each instance reference is made to such document, each such statement being qualified in all respects by such reference.


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's site on the Internet's World Wide Web, located at http: //www.sec.gov.


         The Company will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).


         The Company will furnish record holders of its securities with annual reports containing financial statements audited and reported upon by its independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

         The following information does not purport to be complete and is qualified in its entirety by and should be read in conjunction with the more detailed information and Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. Prospective investors should consider carefully the factors discussed below under "Risk Factors".

                                   The Company

         USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company changed its name from USA Entertainment Center, Inc. to USA Technologies, Inc. on June 7, 1995 to more accurately reflect the nature of its business. The Company is in the development stage and is an owner and licensor of unattended, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers, and computer printers. The Company's customers are university libraries, public libraries, hotels and retail locations. In September 1996, the Company commenced offering its control systems to the hospitality industry under the name Business Express(TM). The Company anticipates generating its revenues both from the sale of equipment utilizing its control systems, from retaining a percentage of the revenues generated from all credit card transactions conducted through its control systems, and from monthly administrative fees paid by various locations utilizing its control systems.

     In order to activate the equipment attached to the Company's control systems, the consumer must swipe a valid credit card through the control system. The control system then transmits this request to the credit card processor. The credit card processor verifies that the credit card is valid and authorizes the transaction. The control system then activates the equipment for use by the consumer. When the consumer has finished using the equipment, the control system transmits a record of the transactions to the Company's computer center. On a daily basis, the Company transmits the transaction information collected from all of its installed control devices to the credit card processor. The credit card processor electronically transfers the proceeds derived from these transactions, less the credit card processor's charge, to the Company. The Company then forwards a check to the location representing its share of the proceeds.

         As of May 31, 1997, the Company had installed at commercial locations a total of 263 devices and revenues have been nominal. See "Business." As of May 31, 1997, 34 Business Express(TM) units containing 109 control systems have been installed in hotels located throughout the United States and Canada. Of the 34 units which have been installed, 27 have included the purchase of equipment from the Company and the licensing of its control systems and 7 were installed on a revenue-sharing basis and included only the licensing of its control systems. See "Business -- Business Express(TM)."

         The Company has entered into an agreement with International Business Machines Corporation ("IBM") pursuant to which the Company has been approved as an IBM Business Partner - Personal Computer Reseller. The Company has also entered into similar agreements with Dell Computer Corporation and Hewlett-Packard Company. See "Business -- Procurement."

     In March 1997, the Company entered into a co-marketing agreement with Minolta Corporation pursuant to which the Company and Minolta will work together in order to market and sell the Business Express(TM) featuring the Minolta copier to the hospitality industry. The Company has also entered into a co-marketing agreement with Lexmark International, Inc., pursuant to which the Company and Lexmark will work together to market and sell the Business Express(TM) featuring the Lexmark printer to the hospitality industry. See "Business -- Marketing."

         In May 1997, the Company entered into an agreement with a newly formed Canadian company pursuant to which it would sell to such purchaser 10 Business Express(TM) business centers. The purchaser has indicated to the Company that it intends to install the units within existing and proposed Wal-Mart stores in Canada. The total purchase price for the 10 units would be $1,118,261 (payable in Canadian dollars). Fifty percent of the purchase price for each unit would be payable prior to installation and the balance would be payable upon installation. The agreement also appoints USA as the purchaser's agent in connection with the processing, collection, and disbursement of all revenue from credit card sales in connection with the units. The agreement states that the Business Express(TM) units shall be installed at the purchaser's discretion. Although the purchaser has indicated to the Company that it presently intends to install 7 of the units during the 1997 calendar year, the actual dates of installation have not been finalized and are subject to change in the purchaser's discretion.

         The Company's executive offices are located at 200 Plant Avenue, Wayne, Pennsylvania 19087, and its telephone number is (610) 989-0340.

                          Description Of The Securities

Issuer ............................             USA Technologies, Inc.

Securities Offered ................             Up to 1,974,000 shares of
                                                Common Stock by the Selling
                                                Shareholders.  See "Selling
                                                Shareholders."

Common Stock Outstanding
         as of March 31, 1997 ....              26,760,227 shares. On a fully
                                                converted basis, there would be
                                                47,614,228 shares outstanding
                                                consisting of 3,973,300 shares
                                                issuable upon exercise of
                                                outstanding options and purchase
                                                rights, 374,000 shares issuable
                                                upon exercise of the 1996-B
                                                Warrants issued in January and
                                                February 1997 ("1996-B
                                                Warrants"), 1,998,000 shares
                                                issuable upon exercise of the
                                                1996 Common Stock Purchase
                                                Warrants issued in 1996 ("1996
                                                Warrants"), 1,414,000 shares
                                                issuable upon the exercise of
                                                the 1995 Warrants issued by the
                                                Company in 1995 ("1995
                                                Warrants"), 9,567,060 shares
                                                issuable upon conversion of the
                                                Preferred Stock at the 12 to 1
                                                conversion rate, and 3,527,641
                                                shares issuable upon conversion
                                                of accrued and unpaid dividends
                                                on the Preferred Stock at the
                                                $.83 per share conversion price
                                                (if these conversions do not
                                                occur prior to December 31,
                                                1997, there would be 7,972,550
                                                shares issuable upon conversion
                                                of Preferred Stock at the 10 to
                                                1 conversion rate and 2,927,942
                                                shares issuable upon conversion
                                                of accrued and unpaid dividends
                                                on the Preferred Stock at the
                                                $1.00 per share conversion
                                                price).

Preferred Stock Outstanding
         as of March 31, 1997 ....              797,255 shares. Each share of
                                                Series A Convertible Preferred
                                                Stock, no par value, of the
                                                Company ("Preferred Stock") is
                                                convertible by the holder
                                                thereof at any time into 10
                                                shares of Common Stock, provided
                                                that through December 31, 1997,
                                                each share of Preferred Stock is
                                                convertible into 12 shares of
                                                Common Stock. The holders of
                                                Preferred Stock are entitled to
                                                an annual cumulative cash
                                                dividend of $1.50 per share. The
                                                outstanding shares of Preferred
                                                Stock are convertible into
                                                9,567,060 shares of Common Stock
                                                through December 31, 1997 and
                                                7,972,550 shares of Common Stock
                                                at any time thereafter. At the
                                                time of conversion, all accrued
                                                and unpaid dividends are
                                                converted into Common Stock at
                                                the rate of $1.00 per share of
                                                Common Stock, provided that
                                                through December 31, 1997, all
                                                accrued and unpaid dividends are
                                                converted into Common Stock at
                                                the rate of $.83 per share of
                                                Common Stock. See "Description
                                                of Securities - Series A
                                                Convertible Preferred Stock."


Common Stock OTC Bulletin
         Board Symbol ............              USTT

Use of Proceeds...................             The Company will receive no cash
                                               proceeds from the sale of the
                                               Common Stock being offered by the
                                               Selling Shareholders hereby. The
                                               Company would, however, receive
                                               $.20 per Warrant exercised by the
                                               Selling Shareholders prior to
                                               August 31, 1997 and $.30 per
                                               1996-B Warrant and $.40 per 1997
                                               Warrant exercised by the Selling
                                               Shareholders thereafter (or such
                                               lower exercise price as the
                                               Company may determine). Through
                                               May 31, 1997, none of the
                                               Warrants have been exercised by
                                               the Selling Shareholders. If all
                                               of the remaining 374,000 1996-B
                                               Warrants are exercised at $.30
                                               per share, the Company would
                                               receive gross proceeds of
                                               $112,200, or if exercised at $.20
                                               per share, the Company would
                                               receive gross proceeds of
                                               $74,800. If all of the 1,600,000
                                               1997 Warrants are exercised at
                                               $.40 per share, the Company would
                                               receive gross proceeds of
                                               $640,000, or if exercised at $.20
                                               per share, the Company would
                                               receive gross proceeds of
                                               $320,000. The Company plans to
                                               use these proceeds to finance
                                               working capital and operating
                                               expenses. There is no assurance
                                               that any or all of the Warrants
                                               will be exercised by the Selling
                                               Shareholders, and if none of the
                                               Warrants are exercised, the
                                               Company would not receive any
                                               gross proceeds. The Selling
                                               Shareholders will receive all of
                                               the net proceeds from the sale of
                                               the Common Stock. The Company
                                               will incur expenses of
                                               approximately $40,000 in
                                               connection with the registration
                                               of the Common Stock underlying
                                               the Warrants. See "Description of
                                               Securities - 1996-B Common Stock
                                               Purchase Warrants" and
                                               "Description of Securities - 1997
                                               Common Stock Purchase Warrants."

                              RECENT TRANSACTIONS

         In May 1997 the Company entered into an agreement with a newly formed Canadian company pursuant to which it would sell to such purchaser 10 Business Express (TM) business centers. The purchaser has indicated to the Company that it intends to install the units within existing and proposed Wal-Mart stores in Canada. The total purchase price for the 10 units would be $1,118,261 (payable in Canadian dollars). Fifty percent of the purchase price for each unit would be payable prior to installation and the balance would be payable upon installation. The agreement also appoints USA as the purchaser's agent in connection with the processing, collection, and disbursement of all revenue from credit card sales in connection with the units. The agreement states that the Business Express (TM) units shall be installed at the purchaser's discretion. Although the purchaser has indicated to the Company that it presently intends to install 7 of the units during the 1997 calendar year, the actual dates of installation have not been finalized and are subject to change in the purchaser's discretion.

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Debentures (the "Debentures") pursuant to an agreement with Gem Advisors Inc. (GEMA) which provided GEMA with the exclusive right to place the Debentures with qualified purchasers.

         The Debentures have a five year term and earn interest at the rate of 6% per year, such interest payable in Common Stock or cash at the option of the Company at the time of conversion. At any time after August 7, 1997, the Debentures are convertible into shares of Common Stock at the lesser of one hundred percent (100%) of the average closing bid price of the Common Stock for the five trading days immediately preceding June 23, 1997 or sixty-five percent (65%) of the average closing bid price of the Common Stock for the five trading days immediately preceding the conversion. At any time after June 23, 1998, the Company has the right to require the conversion of the Debentures at the lesser of one hundred percent (100%) of the average closing bid price of the Common Stock for the five trading days immediately preceding June 23, 1997 or sixty-five percent (65%) of the average closing bid price of the Common Stock for the five trading days immediately preceding the conversion. The Debentures do not have any voting rights. The Debentures were issued by the Company pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Act").

         Upon completion of the sale of the Debentures, GEMA received 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's Common Stock at a price of $.20 per share at any time prior to June 22, 2002. These warrants have been issued by the Company pursuant to Regulation S. As a condition of the issuance of the Debentures, GEMA required the Company to sign an escrow agreement pursuant to which the Company issued 2,500,000 shares of restricted Common Stock registered in the name of Lurio & Associates, as Escrow Agent. Such shares were issued in order to ensure that they would be available if and when the holders of the Debentures elect to convert their Debentures.

         In June 1997, the Company reduced the exercise price of the 10,000 options issued to Mr. Feeney in November 1996 from $.50 to $.45. In June 1997, the Company reduced the exercise price of the 100,000 options issued to Mr. Lawlor in July 1996 and the 50,000 options issued to Mr. Harvey in November 1996 from $.65 to $.45.

         In June 1997, the Company issued to Mr. Kolls options to acquire up to 100,000 shares of Common Stock at $.45 per share, to Mr. Sterling options to acquire up to 100,000 shares of Common Stock at $.45 per share and to Mr. Herbert options to acquire up to 100,000 shares of Common Stock at $.45 per share. See "Management - Executive Stock Options." In June 1997, the Company also issued to Mr. Feeney options to acquire up to 5,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company extended the consulting agreement with Jerome
M. Wenger which had expired on March 31, 1997 for an additional four months, and authorized the issuance of 160,000 shares of Common Stock as compensation for the services to be rendered to the Company pursuant to this agreement. Pursuant thereto, 80,000 shares of such Common Stock shall be immediately issuable to Mr. Wenger and the remaining 80,000 shares shall be issued at the rate of 40,000 shares per month in June 1997 and July 1997. The Company has agreed to register these shares under the Act and such shares will be freely tradeable thereunder. See "Description of Securities." In connection with the issuance of such shares, the Company will record consulting expense of approximately $50,000, approximately $36,000 of which was recorded during the quarter ending June 30, 1997.

         In June 1997, the Company authorized the issuance of 17,000 shares of Common Stock to a consultant, Robert Flaherty, as compensation for services. The Company has agreed to register these shares under the Act and such shares will be freely tradeable thereunder. In connection with the issuance of such shares, the Company recorded consulting expense of approximately $7,000 in June 1997. See "Description of Securities."

         In June 1997, the Company authorized the issuance of 125,000 shares of Common Stock to a consultant, Rick Joshi, as compensation for services. The Company has agreed to register these shares under the Act and such shares will be freely tradeable thereunder. In connection with the issuance of such shares, the Company recorded consulting expense of approximately $50,000 in June 1997. See "Description of Securities."

         The Company is aware that, if all of the options and warrants outstanding as of June 30, 1997 were exercised for shares of Common Stock, and all of the shares of Preferred Stock and accrued dividends thereon as of June 30, 1997 were converted into shares of Common Stock, the Company would not have a sufficient number of authorized shares of Common Stock to complete these transactions. However, as of June 30, 1997, 775,000 of the issued and outstanding options to purchase shares of Common Stock have not vested and, thus, cannot be exercised. As of December 31, 1997, 462,500 of these options will remain unvested and not be eligible for exercise. The Company is planning to take the appropriate steps to increase its authorized number of shares of Common Stock prior to the vesting of these options so that it should have a sufficient number of authorized shares of Common Stock to satisfy the covenants contained in its Articles of Incorporation, the issued and outstanding option certificates, and the various warrant agreements. See "Risk Factors - Excessive Share Issuance, Number of Authorized Shares," and "Description of Securities - Authorized Shares Exceeded."

         For the two months ended May 31, 1997, the Company incurred an operating loss of approximately $475,000 (unaudited) and for the quarter ended June 30, 1997, the Company's preliminary estimate is that it will incur an operating loss of approximately $750,000 (unaudited). Such estimate includes the effects of the above listed transactions.

                                  RISK FACTORS

         The securities described herein are speculative and involve a high degree of risk. Each prospective investor in the Common Stock should carefully consider the following risk factors inherent in and affecting the business of the Company and the Common Stock before investing in the Common Stock.


         1. Development Stage Company; Limited Operating History; Significant Cumulative Operating Losses; Auditor Report Modification for Going Concern. Since its founding in January 1992, the Company has been in the development stage and has been engaged almost exclusively in research and development activities focused on designing, developing, and marketing its credit card activated control systems. From inception through May 31, 1997 the Company has generated funds primarily through the sales of its securities. The auditor's report includes a modification that indicates that the Company's existence may be dependent on its ability to continue to raise capital and generate sufficient revenue from operations. See "Financial Statements." The Company installed its first product, the Golfer's Oasis(TM) in June 1994. This product line did not achieve the anticipated market acceptance and was also very capital intensive. There are currently no units in operation and net revenues through December 31, 1996 were nominal. The Copy Express(TM) was first installed in January 1995, and as of May 31, 1997, there were only 67 units in operation and net revenues therefrom were nominal. The Credit Card Vending Express(TM) was first installed in March 1995, and as of the date hereof, there are no units in operation. The Company's Debit Express(TM) was first installed in April 1995, and as of May
31, 1997, there were only 32 units in operation and net revenues were nominal. The Public PC(TM) (formerly known as the Credit Card Computer Express(TM)) was first installed in April 1996, and as of May 31, 1997, there were only 55 units in operation and net revenues were nominal. The Business Express(TM) was first installed in September 1996, and as of May 31, 1997, there were only 109 control systems in operation at 34 locations and net revenues were nominal.

         For its fiscal years ended June 30, 1995, and June 30, 1996, the Company incurred operating losses of $1,645,750 and $2,451,697, respectively. For the nine months ended March 31, 1997, the Company incurred a net loss of $2,313,492 (unaudited). From its inception on January 16, 1992 through March 31, 1997, the Company has incurred an accumulated deficit of $9,637,686 (unaudited). For the two months ended May 31, 1997, the Company incurred an operating loss of approximately $475,000 (unaudited) and for the quarter ended June 30, 1997 the Company's preliminary estimate is that it will incur an operating loss of approximately $750,000 (unaudited). Such operating losses are anticipated to continue through at least June 30, 1998. See "Management's Discussion And Analysis of Financial Condition And Results of Operations."

         As of March 31, 1997, the Company's working capital was approximately $582,155, of which $420,760 was invested in inventory. The Company anticipates generating additional cash to finance future operating expenses by selling additional securities and through increased revenues. As of May 31, 1997, 263 of the Company's control devices have been installed and net revenues have been nominal. Accordingly, the Company has an extremely limited operating history upon which an evaluation of the Company's prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new business as well as the risks, expenses and difficulties encountered by a development stage company. There is currently no basis upon which to assume that the Company's business will prove financially profitable or generate more than nominal operating revenues. In addition, there can be no assurances that the Company will be able to continue to sell additional securities. If the Company either fails to generate increased revenues or fails to sell additional securities, investors may lose all or a substantial portion of their investment.

         2. Dependence Upon Key Personnel. The Company is dependent on certain key management personnel, particularly its President and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would have a material adverse effect upon the Company's business. See "Management - Officer Terminations." The Company has entered into an employment agreement with Mr. Jensen that expires in June 1998 and one-year employment agreements with the other executive officers each of which contain non-compete agreements. The Company has obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on its Vice President-Research and Development, Haven Brock Kolls, Jr. The Company does not have and does not presently intend to obtain key man life insurance coverage on any of its other executive officers.

         3. Uncertainty of New Product Development; Unproven Commercial Viability. While a number of products or services such as gasoline and public telephones are currently provided through unattended, credit card activated terminals on a widespread basis, the commercial viability of any of the Company's products has not been established. Although commercial production and installation of the Company's products has commenced on a very limited basis, there can be no assurance that the Company's products will be successful or become profitable. Likewise, there can be no assurance that the demand for the Company's products will be sufficient to enable the Company to become profitable. In any such event, investors may lose all or substantially all of their investment in the Company.

         4. Dependence on Proprietary Technology; Patent Issues. The Company's success is dependent in part on its ability to obtain patent protection for its products, maintain trade secret protection and operate without infringing the proprietary rights of others. To date, the Company has filed ten patent applications, and intends to file applications for additional patents covering its future products although there can be no assurance that it would do so. In addition, there can be no assurance that the Company will maintain or prosecute these applications. The United States Government has granted one of its patents during April 1997 and another of its patents during June 1997. See "Business -- Patents, Trademarks and Proprietary Information." There can be no assurance that any of the remaining patent applications will be granted, that the Company will develop additional products that are patentable or do not infringe the patents of others, or that any patents issued to the Company will provide the Company with any competitive advantages or adequate protection for its products. In addition, there can be no assurance that any patents issued to the Company will not be challenged, invalidated or circumvented by others. There can be no assurance that any of the Company's products would not infringe the patents of others. If any of the Company's products is found to have infringed any patent, there can be no assurance that the Company will be able to obtain licenses to continue to manufacture and license such product or that the Company will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of the Company's products, there can be no assurance that the patented technology will be a commercial success or result in any profits to the Company.

     5. Competition. The Company is not aware of any other business offering an unattended, credit card activated control system for use in connection with printers, copiers or general use of personal computers. There are companies presently offering unattended, credit card activated control systems in connection with facsimile machines, and use of the Internet and e-mail. In addition, the businesses which have developed unattended, credit card activated control systems currently used in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, or vending machines are capable of developing control systems in direct competition with the Company. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. The Company is aware of one business which enables the use of any "off the shelf" facsimile machine as a public facsimile machine by utilizing the telephone to record credit card information and then directly placing the telephone onto the facsimile machine. Any such increased competition may result in lower percentages of gross revenues being retained by the Company in connection with its devices, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms on an as-needed basis. Although these services are not credit card activated, such services would compete with the Company's Business Express(TM), and the location may not order the Business Express(TM), or if ordered, the hotel guest may not use it.

         6. Dependence on Third-Party Suppliers. The Company is dependent on third-party suppliers for the various component parts of its control systems. Although the Company believes there are alternative sources for these component parts, the failure of such suppliers to supply such component parts or the absence of readily available alternative sources could have a material adverse effect on the Company, including delaying the implementation of the Company's business plan to achieve profitability. The Company does not have supply contracts with any of such third-party suppliers and intends to purchase components pursuant to purchase orders placed from time to time. See "Business-Procurement".

         7. Cash Dividends Not Likely. There can be no assurance that the proposed operations of the Company will result in significant revenues or any level of profitability. Any earnings which may be generated by the Company would be used, for the foreseeable future, to finance the growth of the Company's business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no cash dividends on the Common Stock have been declared or paid by the Company to date, and the Company does not presently intend to pay cash dividends on the Common Stock for the foreseeable future. Although the Company paid a special stock dividend in August 1995 consisting of 3 shares of Common Stock for each share of outstanding Preferred Stock, there can be no assurance that cash dividends will ever be paid on the Common Stock. See "Description of Securities-Series A Convertible Preferred Stock." The Articles of Incorporation of the Company prohibit the declaration of any dividends on the Common Stock unless and until all unpaid and accumulated dividends on the Preferred Stock have been declared and paid. Through May 31, 1997, the unpaid and cumulative dividends on the Preferred Stock equal $2,878,600. The unpaid and accumulated dividends are either payable in cash by the Company when and if declared by the Board of Directors of the Company, or may be converted by the holder thereof into shares of Common Stock at the rate of $1.00 per share at the time of conversion of the underlying share of Preferred Stock, provided that the rate of conversion of such dividends is $.83 per share through December 31, 1997. Through May 31, 1997, $119,019 of unpaid and cumulative dividends on the Preferred Stock have been converted to 126,863 shares of Common Stock. See "Description of Securities- Series A Convertible Preferred Stock."

         8. Need For Market Acceptance; Location Risk. There can be no assurance that demand for the Company's products will be sufficient to enable the Company to become profitable. Likewise, no assurance can be given that the Company will be able to install the credit card activated control systems at enough locations or sell equipment utilizing its control systems to enough locations to achieve significant revenues or that its operations can be conducted profitably. As of May 31, 1997, the Company had installed only 263 control systems at various public locations and revenues have been nominal. Alternatively, the locations at which the Company's control systems are installed may not be successful locations due to infrequent use of the equipment. In such event, the revenues of the Company would be adversely affected. The Company may in the future lose locations utilizing its products to competitors, or may not be able to install its products at its competitor's locations.

         9. No Assurance of Active Public Market. The Common Stock is currently traded on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. Although there is limited trading in the Common Stock, there is no established trading market therefore. Unless and until there is an established trading market for the Common Stock, holders of the Common Stock could find it difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."


         10. Risks of Low-Priced Stocks. The Common Stock is subject to the so-called penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. These regulations may adversely affect the ability of broker-dealers to sell the Common Stock.

         The Commission has adopted regulations that define a penny stock to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         As of the date hereof, the Common Stock qualifies as a penny stock and is subject to the above regulations. The above regulations could adversely affect the market liquidity for the Common Stock and could limit the ability of broker-dealers to sell the Common Stock as well as the ability of holders of the Common Stock to sell the Common Stock in the secondary market.

         11. Charge to Income in the Event of Release of Escrow Shares. In January 1994, at the time of the Company's initial public offering, and as a condition of effectiveness of the offering in Pennsylvania, the Pennsylvania Securities Commission requested that Mr. Jensen place in escrow with Corestates Bank (formerly Meridian Bank), as escrow agent, all of the 7,593,000 shares of Common Stock beneficially owned by him until June 30, 1998. Any additional shares of Common Stock acquired by him will also be held in escrow. Subject to the provisions of the escrow agreement, Mr. Jensen has agreed not to sell, pledge, or transfer, directly or indirectly, any of the Common Stock held in escrow.

         The escrow agreement provides that it shall be terminated prior to June 30, 1998, and all of Mr. Jensen's shares of Common Stock currently held in escrow shall be released and returned to him in the event of any dissolution, merger, consolidation, sale of assets, stock sale, liquidation, tender offer, exchange offer, or otherwise of or to the Company or its shareholders. In connection with any such event, Mr. Jensen would not receive any consideration for his shares of Common Stock unless and until each shareholder (other than Mr. Jensen) has received an amount equal to $1.00 per share of Common Stock.

         Mr. Jensen has agreed that 4,365,000 shares of his escrowed Common Stock would be canceled by the Company and would no longer be issued and outstanding unless one of the following occurs (i) the bid price of the Common Stock equals or exceeds $1.75 for 30 consecutive trading days at any time during the period of July 1, 1996 through June 30, 1998; or (ii) the Company's cumulative operating income (before taxes, dividends, or extraordinary items) per share of Common Stock (on a fully diluted basis) at any time after July 1, 1994 through June 30, 1998, equals or exceeds $.18. Mr. Jensen has agreed that an amount equal to 1,030,000 shares of his escrowed Common Stock (rather than 4,365,000 shares) would be canceled if at any time after July 1, 1994 and prior to June 30, 1998, the Company's cumulative operating income per share of Common Stock is at least $.12 but less than $.18.

         Subject to the terms of the escrow agreement, Mr. Jensen's Common Stock will be held in escrow until the earlier of the satisfaction of any of the above conditions (in which event no shares, or only 1,030,000 shares, would be canceled), or June 30, 1998. Unless and until any such shares would be canceled, and subject to the restrictions on sale or transfer pursuant to the escrow agreement, Mr. Jensen has retained all rights pertaining to such shares, including voting rights.

         If the Company attains the aforementioned earning thresholds or the Company's Common Stock attains the aforementioned prices required for the release of certain shares of Common Stock currently held in escrow and which are subject to cancellation, such release will require the Company to recognize additional compensation expense. In the event such shares are released, they will be considered outstanding for purposes of calculating per share information concerning the Company. Accordingly, the Company will, in the event of the release of such Common Stock, recognize during the period in which the earning thresholds are met or such per share prices obtained, what could be a substantial charge that would have the effect of substantially increasing the Company's loss or reducing or eliminating earnings, if any, at such time. Such charge will not be deductible for income tax purposes. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity or cash flow, it may have a depressive effect on the market price of the Company's securities. If the required earnings threshold was achieved at March 31, 1997, the compensatory charge to the Company's operations during the nine months ended March 31, 1997 would have been $1,746,000 (assuming the fair market value approximated $.40 per share on March 31, 1997). This charge would not have affected the Company's cash flow or total shareholders' equity. The net loss per share of Common Stock would have been ($.26). See "Principal Shareholders - Escrow and Cancellation Arrangements."

         In January 1994, at the time of the Company's initial public offering, and as a condition of effectiveness of the offering in Pennsylvania, the Pennsylvania Securities Commission also requested that all of the Directors and executive officers of the Company (in addition to Mr. Jensen) place in escrow all of the shares of Common Stock owned or to be owned by them until January 5, 1997. As set forth above, Mr. Jensen's shares of Common Stock are to remain in escrow until June 30, 1998. The escrow agreement provided that such escrowed shares could not be sold, pledged or transferred. On January 5, 1997 all of such shares of Common Stock were released from escrow, returned to their respective owner, and are no longer subject to the terms of the escrow agreement. An aggregate of 1,009,500 shares of Common Stock were released from escrow and only Mr. Jensen's shares remain in escrow.

         Pennsylvania is a so-called "merit review" state pursuant to which state regulators had broad discretion to impose conditions upon the Company in connection with its initial public offering in Pennsylvania. The staff of the Pennsylvania Securities Commission believed that the amount of Common Stock and options to acquire Common Stock that had been issued to the Directors and executive officers by the Company at the time of the initial public offering exceeded the amount permitted by its informal guidelines, and therefore requested the cancellation arrangements relating to Mr. Jensen's shares described above. In addition, the staff believed that all such Common Stock constituted "promotional securities" and requested that all such Common Stock be placed in escrow for three years (and that Mr. Jensen's shares be subject to the escrow arrangement for a longer period).

         12. Uncertainty of Company to Continue as a Going Concern. The Company's independent auditors have included an explanatory paragraph in their report on the Company's financial statements to the effect that the Company's ability to continue as a going concern is in substantial doubt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Financial Statements." If the Company ceases to continue as a going concern, the investors in the Common Stock would lose all or substantially all of their investment in their Common Stock.

         13. Dilution, Issuance of Additional Securities By The Company. As of March 31, 1997, the Company has issued outstanding options to acquire up to 3,816,000 shares of Common Stock, has issued 1996-B Warrants which are convertible into 374,000 shares of Common Stock, has issued 1996 Warrants which are convertible into 1,998,000 shares of Common Stock, has issued 1995 Warrants which are convertible into 1,414,000 shares of Common Stock, and has issued 797,255 shares of Preferred Stock which are convertible into 9,567,060 shares of Common Stock through December 31, 1997. In the event any or all of such securities are exercised or converted, the number of issued and outstanding shares of Common Stock would be increased. In such event, the percentage of Common Stock held by each holder of Common Stock prior to such exercise or conversion would be reduced and such exercise or conversion may have a dilutive effect on the market price of the Common Stock. If all of such securities would be exercised or converted into Common Stock, an additional 17,169,060 shares of Common Stock would be issued and outstanding as of March 31, 1997, for a total of 43,929,287 shares of Common Stock issued and outstanding. The Company may in the future issue additional options, warrants or other securities convertible or exchangeable into Common Stock. See "Recent Developments."

        During the fiscal years ended June 30, 1995 and June 30, 1996, the Company issued an additional 1,623,112 shares of Common Stock, an additional 498,403 shares of Preferred Stock, options to acquire up to 2,965,000 shares of Common Stock and warrants to acquire up to 10,300,000 shares of Common Stock. Assuming the exercise or conversion of all such securities, the issued and outstanding shares of Common Stock would be increased by 19,872,142 shares. As of March 31, 1997, such additional shares would represent approximately 42% of all the issued and outstanding Common Stock on a fully converted basis.

         14. Excessive Share Issuances, Number of Authorized Shares. As of June 30, 1997, on a fully converted basis, the Company would have 55,238,966 shares of Common Stock issued and outstanding. This amount exceeds the authorized number of shares of Common Stock of 55,000,000 by 238,966 shares, thus violating various covenants contained in the Company's Articles of Incorporation, the issued and outstanding option certificates, and the various warrant agreements. In addition, the Company has authorized the issuance of 40,000 shares of Common Stock to Jerome Wenger, a consultant, in July 1997.

         All of the outstanding warrant agreements contain a covenant which states that there have been reserved, and the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the warrants.

         All of the option certificates contain a covenant which states that "the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the options." Of the issued and outstanding options to purchase 3,971,000 shares of Common Stock, as of June 30, 1997 a total of 775,000 of these options have not vested and thus are not eligible for exercise. As of December 31, 1997, a total of 462,500 of these options will remain unvested and not be eligible for exercise.

         The Company's Articles of Incorporation state that the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares to effect the conversion of the shares of the Preferred Stock.

         On and after January 1, 1998, each share of Preferred Stock would be convertible into 10 shares of Common Stock instead of 12 shares of Common Stock, as currently provided. On and after January 1, 1998, the accrued and unpaid dividends on the Preferred Stock would be convertible into Common Stock at the rate of $1.00 per share of Common Stock as opposed to the present conversion rate of $.83 per share of Common Stock. Based on the 861,705 shares of Preferred Stock outstanding on June 30, 1997 and the accrued dividends thereon, the change in these conversion rates on January 1, 1998 would result in a reduction of 2,305,046 shares of the fully diluted Common Stock. However, to the extent that the holders of Preferred Stock convert their shares before such date, this anticipated reduction in the outstanding shares of Common Stock would be reduced or eliminated. Furthermore, based on the 861,705 shares of Preferred Stock outstanding on the date hereof, an additional $646,279 dividend will accrue on August 1, 1997 entitling the holders of Preferred Stock to acquire 778,650 additional shares of Common Stock. Although the Company has not made any covenants to the holders of the Preferred Stock to reserve shares of Common Stock for issuance upon conversion of the accrued dividends on the Preferred Stock, these additional dividends are automatically convertible into Common Stock at the time of the conversion of the related shares of Preferred Stock.

         The Company could remedy the violation of the above covenants by increasing the number of authorized shares of Common Stock. Any such increase must be approved by the Board of Directors of the Company and then approved by a majority vote of the shareholders of the Company. There can be no assurance that a majority of the shareholders would approve such a proposal. At this time, the Company has no intention of presenting such a proposal to the shareholders.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sales of the Common Stock by the Selling Shareholders. See "Selling Shareholders" for a list of those Shareholders entitled to receive net proceeds from the sales of the Common Stock. The Company would, however, receive $.20 upon the exercise of each Warrant by a Selling Shareholder on or before August 31, 1997, and $.30 upon the exercise of each 1996-B Warrant or $.40 upon the exercise of each 1997 Warrant by a Selling Shareholder thereafter. See "Description of Securities - 1996-B Common Stock Purchase Warrants" and "Description of Securities - 1997 Common Stock Purchase Warrants." Through May 31, 1997, none of the Warrants have been exercised. The Company anticipates using the proceeds from the sale of the Warrants to finance working capital and operating expenses. There is no assurance that any or all of the Warrants will be exercised by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock pursuant to this Prospectus. The Company will incur costs of approximately $40,000 in connection with the registration of the Common Stock underlying the Warrants. See "Description of Securities - 1996-B Common Stock Purchase Warrants" and "Description of Securities - 1997 Common Stock Purchase Warrants."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

         Since January 1992, the Company, a development stage corporation, has been engaged almost exclusively in research and development activities focused on designing, developing, and marketing its unattended, credit card activated control systems. From inception through March 31, 1997, the Company has had nominal operating revenues and has generated funds primarily through the sale of its securities. Through March 31, 1997, the Company has received, net of expenses of such sales, the amount of $4,460,585 in connection with private placements, $1,746,200 from the exercise of the 1995 Warrants and the 1996 Warrants, and $2,345,104 in connection with its initial public offering. The Company has incurred operating losses since its inception, resulting in an accumulated deficit of $9,637,686 at March 31, 1997 and such losses are expected to continue through at least June 30, 1998.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 1996 financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company believes that the funds available at June 30, 1996 combined with the revenues to be generated during the remainder of fiscal year 1997, the potential capital to be raised from the exercise of the 1995 and 1996 Warrants and other capital offerings, and the ability to defer anticipated expenditures, if required, will provide for the Company to continue as a going concern. There can be no assurance, however, that any significant revenues will be generated during the 1997 fiscal year or that sufficient capital can be raised by the Company. In such event, the Company may cease to be a going concern and investors in the Common Stock may lose all of their investment. See "Risk Factors - Development Stage Company; Limited Operating History; Significant Cumulative Operating Losses."

Results of Operations

         Fiscal Year Ended June 30, 1996. For the fiscal year ended June 30, 1996, the Company had a net loss of $2,451,692. Overall this loss reflects the continuing development stage activities of the Company. The Company's Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record on February 1 and August 1 each year. The $3,405,997 loss applicable to common shares or $.23 loss per common share was derived by adding the $2,451,697 net loss and the $954,300 of cumulative preferred dividends for the year ending June 30, 1996 and dividing by the weighted average shares outstanding.

         Revenues for the fiscal year ended June 30, 1996 remained at a nominal level reflecting the disappointing performance of the Credit Card Copy Express(TM) product line. Expenses for the fiscal year ended June 30,1996 were $2,536,544, representing a $868,546 or 52% increase over the prior year. The primary contributors to this increase were general and administrative expense and compensation.

         At June 30, 1996, cash was $1,773,356 compared to $376,191 on June 30, 1995. Such increase reflects the net proceeds received by the Company in connection with a private placement offering that closed in June 1996 which raised net proceeds of $1,249,264. In addition, during fiscal year 1996, 3,686,000 1995 Warrants were exercised for aggregate proceeds to the Company of $1,105,800. At June 30, 1996, inventory was $426,391 compared to zero on June 30, 1995. Such inventory was purchased by the Company in connection with the marketing of its Public PC(TM) (formerly known as Credit Card Computer Express(TM)) product. The increase of accounts payable and accrued expenses reflects the increased operating expenses incurred by the Company.

         General and administrative expense of $1,449,889 increased sharply by $751,289 or 108% which reflects both a general increase in spending to support the expansion of operations as well as several non-operational factors. Specifically, the major contributors to this increase were (a) $187,122 increase in travel and lodging which was concentrated in the operations area and reflects installation of the Company's control devices, (b) $103,355 increase in professional fees due to financial consultant and legal fees, including increased patent activity, (c) $93,888 increase in product development expense primarily due to the programming and configuration of the Company's Public PC(TM) (formerly known as the Credit Card Computer Express(TM)), (d) $313,548 increase in consulting expense, $247,205 of which is a non-cash compensation expense attributable to the issuance of Common Stock to an outside consultant for services rendered, and (e) the balance of the increase includes public relations and technical services. Telephone, office expense, and postage increased moderately.

         Compensation expense was $903,398, an increase of $215,013 or 31% over the previous fiscal year. This increase was concentrated in the marketing function and corporate staffing, and also including $27,343 of expense to initiate an employee medical benefits plan.

         Depreciation expense of $72,016 increased by $56,548, which is attributable to the increased depreciable asset base. Advertising remained consistent with the previous year.

         A provision for losses on equipment was charged to operations in the amount of $44,100 which represents the final charge for the discontinuance of the Golfer's OasisTM product line.

         Interest expense returned to normal levels with the elimination of the public offering interest cost reflected in the prior year.

         Fiscal Year Ended June 30, 1995. For the fiscal year ended June 30, 1995, the Company had a net loss of $1,645,750. Overall this loss reflects the continuing development stage activities of the Company including the costs associated with the de-emphasis of the Golfer's Oasis(TM) product line. The Company's Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record on February 1 and August 1 each year. In addition, in August 1995 the Company paid a special stock dividend of 3 shares of Common Stock for each share of Preferred Stock issued and outstanding on August 1, 1995, consisting of an aggregate of 1,908,600 shares of Common Stock. The $2,149,624 loss applicable to common shares or $.19 loss per common share was derived by adding the $1,645,750 net loss and the $503,784 of cumulative preferred dividends for the year ending June 30, 1995 and dividing by the weighted average shares outstanding.

         Revenues for the fiscal year ended June 30, 1995 remained at a nominal level reflecting the disappointing performance of the Golfer's Oasis(TM) and the slower than anticipated introduction of the Credit Card Copy Express(TM) product line. Expenses for the fiscal year ended June 30,1995 were $1,667,998, representing a $413,914 or 33% increase over the prior year. The primary contributors to this increase were general and administrative expense and a provision for loss on obsolete equipment.

         General and administrative expense of $698,600 increased sharply by $314,689 which reflects both a general increase in spending to support the expansion of operations as well as several non-operational factors. Specifically, the major contributors to this increase were (a) $120,000 increase in consulting fees which includes a non-recurring charge of $99,750 for the non-cash compensation expense associated with the 150,000 shares of Common Stock issued to an outside consultant, (b) $47,000 increase in rent, which includes a non-recurring charge of $44,000 for the planned lease termination for the Jacksonville facility, (c) 25,000 increase in equipment rental expense associated with the Jacksonville location, (d) $69,000 increase in professional fees due to legal, accounting, and public relations activities, (e) increase of $12,000 in telephone expense, and (f) an increase of $12,000 in postage.

         Compensation expense remained level with the prior year. At year end the Company had thirteen full time employees representing a net addition of only one. However the composition of the staff has shifted in support of the new product development.

         A provision for losses on obsolete equipment of $148,615 was recorded to reflect the Company's decision to deemphasize the Golfer's Oasis(TM) product line. It is management's opinion that the new products already developed represent a better utilization of the Company's resources and will yield returns higher than the capital intensive Golfer's Oasis(TM). All of the software and technology related to this control system has been incorporated into and will be marketed under the Credit Card Vending Express(TM) line. This charge to expense represents the cost of liquidating the machines, parts, and components in excess of the Company's current requirements.

         Advertising and interest expense were both level with the prior year. The majority of the interest expense, however, is related to the Company's initial public offering which closed in February 1995 and therefore will not continue. Research and development expense decreased significantly in 1995 by $73,125 primarily due to the transition of projects from outside contracts to in-house personnel which is accounted for under Compensation. Depreciation increased by $7,410 as a function of the increased asset base.

         Nine Months Ended March 31, 1997. The nine month period ended March 31, 1997 resulted in a net loss of $2,313,492 or $.17 loss per Common share as compared to a net loss of $1,696,410 or $.18 loss per Common share for the comparable nine month period ended March 31, 1996. On an overall basis these continuing and increasing losses reflect the development stage nature of the Company and the significantly higher spending levels associated with the introduction of the Company's latest proprietary product, the Business ExpressTM. Losses are projected to continue until and unless sufficient revenue is generated from the Company's products.

         Revenue from operations was $280,994 compared to $61,565 for the comparable nine months ended March 31, 1996. This is also the first period to reflect the Company's sale of equipment utilizing its control systems. Prior thereto, the Company's operating revenues consisted solely of licensing and transaction processing revenues. Equipment sales for the nine months totaled $189,514. Licensing and processing revenue increased to $77,441 from $36,302 for the same period in 1996. Despite this modest increase and change in approach to the market, revenue is still well below the level required to be profitable.

         Expenses for the period were $2,594,486 which represents an increase over the prior year of $836,511 or 48%. Generally this increased expense level reflects continuing developmental activity for the Company's newest product, the Business ExpressTM, as well as the associated costs of market introduction. The major contributors to the increased expense level are discussed below. This increase also includes a non-cash charge of $125,500 for the issuance of Common Stock in exchange for consulting services, and a non-cash charge of $31,705 to provide for losses on equipment.

         General and administrative expenses of $1,482,870 increased by $439,267 or 42%. The increase in this expense category was concentrated in Product Development and Travel Expense, both of which resulted directly from the development and introduction of the Business ExpressTM. In addition, Professional Fees increased, and Rent increased primarily due to the accrual of continuing rent expense on the Company's former leased facilities.

          Compensation expense of $732,621 increased by $82,922 or 11.3% due to an increase in staffing levels in the Marketing area and increased sales commission payments related to increased equipment sales.

         Depreciation increased from $15,318 to $74,819 reflecting the increased depreciable capital asset base.

         Advertising increased from $45,115 to $83,988 as a result of the promotional expense related to the introduction of the Business ExpressTM.

Plan of Operations

         As of March 31, 1997, the Company had a total of 183 credit card activated control systems installed at public locations as follows:

         Copy Express(TM) 49, Debit Express(TM) 35, Public PC(TM) (formerly known as Credit Card Computer Express(TM) 41, Fax Express(TM) 12, and Business Express(TM) 46.

         During the 1996 fiscal year, the Company has shifted its emphasis to products capable of generating new incremental revenue for equipment operators (i.e. Public PC(TM), Business Express(TM)), as opposed to in the past simply providing a better method of payment (i.e. Copy Express(TM)).

         The Company completed development of the Business Express(TM) in August 1996 and as of March 31, 1997 there were 15 units in operation containing 46 of the Company's control systems.

         During 1997 fiscal year, the Company commenced selling equipment utilizing the Company's control systems in addition to the licensing arrangements previously employed. This shift in approach reduces the Company's dependancy on licensing revenue and simultaneously reduces the Company's capital asset requirements.

         Plans for the remainder of the 1997 fiscal year include progressing from the development stage to the operating mode. In October 1996, the Company relocated its principal offices to a 7,000 square foot facility which will provide assembly and warehousing space for the anticipated increased production of the Business Express(TM).

         Unless certain earnings are achieved by the Company or the price of the Common Stock attains certain prices prior to June 30, 1998, a maximum of 4,365,000 shares of Mr. Jensen's shares of Common Stock will be cancelled. See "Risk-Factors - Charge to Income in the Event of Release of Escrow Shares" and "Management - Escrow And Cancellation Provisions." If such shares are not cancelled and are released from escrow, the Company would recognize during the period when such shares are released a substantial charge to operations. Such charge could have the effect of substantially increasing the Company's loss or reducing or eliminating any earnings. If such shares would have been released during the nine months ended March 31, 1997, there would have been a compensatory charge of approximately $1,746,000 against operations, assuming the fair market value of the Common Stock approximated $.40 per share on March
31, 1997. The net loss per share would have been ($.26), in contrast to the reported loss per share of ($.17) for the nine months ended March 31, 1997.

Liquidity and Capital Resources

         During the fiscal year ended June 30, 1996, the Company completed a number of equity transactions. Net proceeds of $1,957,255 were realized from the private placement offering of units consisting of Preferred Stock and 1995 Warrants, which closed August 31, 1995. In February 1996, the exercise price for the 1995 Warrants was reduced from $.50 per share to $.30 per share and net proceeds of $1,105,800 were generated from the 1995 Warrants exercised. In April 1996, a private placement offering of units consisting of Preferred Stock and 1996 Warrants generated an additional $1,249,264 of net proceeds. As of June 30, 1996 total working capital was $1,957,255, including cash on hand of $1,773,356.

         During the fiscal year ended June 30, 1996, net cash of $2,392,538 was used by operating activities, primarily compensation and general and administrative expenses. Net cash of $108,904 was used by investing activities principally for the purchase of property and equipment. The net cash provided by financing activities of $3,898,607 was principally due to the net proceeds generated from the issuance of Common Stock and Preferred Stock of $3,953,899.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 1996 financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company believes that the funds available at June 30, 1996 combined with the revenues to be generated during fiscal year 1997, the potential capital to be raised from the exercise of the 1995 and 1996 Warrants, and the ability to defer anticipated expenditures, if required, will provide for the Company to continue as a going concern. There can be no assurance, however, that any significant revenues will be generated during the 1997 fiscal year or that sufficient capital can be raised by the Company. In such event, the Company may cease to be a going concern and investors in the Common Stock may lose all of their investment. See "Risk Factors - Development Stage Company; Limited Operating History; Significant Cumulative Operating Losses."

         For the nine month period ended March 31, 1997, there was a net decrease in cash of $1,391,422. This was attributable primarily to sustaining a $2,313,492 operating loss and capital expenditures of $17,856, offset by $769,684 raised through the issuance of Common Stock.

         The Board of Directors approved a reduction in the exercise price of the 5,200,000 1996 Warrants. Effective November 1, 1996 the exercise price was reduced from $.50 to $.20 per share through February 28, 1997. This resulted in the exercise of 2,345,000 1996 Warrants for gross proceeds to the Company of $469,000 as of December 31, 1996. Subsequent to December 31, 1996 and through March 31, 1997, an additional 857,000 1996 Warrants were exercised at $.20 per share generating an additional $171,400.

         In addition, in December 1996, the Board of Directors authorized a $200,000 private placement offering of 20 units at a unit price of $10,000. The offering closed in February 1997, with sales of $93,500 or 9.35 units. Each unit consisted of 1,000 shares of Preferred Stock and 40,000 1996-B Warrants.

         As of March 31, 1997, working capital was approximately $582,155 of which $420,760 was invested in inventory. Subsequent to March 31, 1997, the Company raised net proceeds of approximately $360,000 from a private placement offering commenced in April 1997 of 40 units at a unit price of $10,000. Each unit consisted of 2,000 shares of Preferred Stock and 40,000 1997 Warrants. Subsequent to March 31, 1997, the Company also raised net proceeds of approximately $460,000 from the sale of Convertible Debentures issued by the Company pursuant to Regulation S promulgated under the Act. The Company also anticipates that it will raise additional funds from the exercise of outstanding warrants during the balance of 1997. The Company believes that these funds together with increased revenues from its business would be sufficient to fund operations through March 1, 1998. There can be no assurance that additional sales of securities could be made by the Company or that increased revenues would result from its business. In such event, the Company may cease to be a going concern or may have to reduce its operations or operating procedures. See "Risk Factors."

Commitment

         During February 1996, the Company entered into a commitment to acquire 250 control systems for $142,000. As of June 30, 1996, 174 units were received and accordingly $99,000 was included in accounts payable. As of the date hereof, all remaining units under this commitment were received and all outstanding balances related to this commitment were paid.

         In October 1996, the Company entered into a lease for approximately 7,000 square feet in Wayne, Pennsylvania for a monthly rental of $5,000 plus utilities and operating expenses. The lease expires on October 15, 1999. The Company is obligated to continue to pay rent under its lease for its previous Wayne, Pennsylvania office space through August 1997. Through March 31, 1997, all unpaid rent related to this lease has been accrued in the March 31, 1997 financial statements.

                                    BUSINESS

         USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company changed its name from USA Entertainment Center, Inc. to USA Technologies, Inc. on June 7, 1995 to more accurately reflect the nature of its business. The Company is in the development stage and is an owner and licensor of unattended, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers and computer printers.

         The Company anticipates generating its revenues from the sale of equipment utilizing its control systems, from retaining a portion of the revenues generated from all credit card transactions conducted through its control systems, and from monthly administrative fees paid by various locations utilizing its control systems. The Company has recently entered into joint marketing agreements with Minolta Corporation ("Minolta"), and Lexmark International, Inc. ("Lexmark"), and has been designated as authorized equipment resellers by Hewlett-Packard Company ("Hewlett-Packard"), International Business Machines Corporation ("IBM") and Dell Computer Corporation ("Dell"). The Company believes that the Company would benefit from the association of its control systems with the well known brands of business equipment manufactured by these companies.

         As of May 31, 1997, there were 263 of the Company's control systems installed at locations throughout the United States and Canada and revenues have been nominal.

The Control Systems

         The Company has developed unattended, credit card activated control systems that are being utilized in connection with photocopying machines, debit card purchase/revalue stations, personal computers, facsimile machines and computer printers.

         In order to activate the equipment attached to the Company's control systems, the consumer must swipe a valid credit card through the control system. The control system then transmits this request to the credit card processor. The credit card processor verifies that the credit card is valid and authorizes the transaction. The control system then activates the equipment for use by the consumer. Each control system acts as an off-line terminal that has the ability to communicate with the Company. When the consumer has finished using the equipment, the control system transmits a record of the transaction to the Company's computer center and prints a record of the transaction for the consumer. On a daily basis, the Company transmits the transaction information collected from all of its installed control devices to the credit card processor. The credit card processor electronically transfers the proceeds derived from these transactions, less the credit card processor's charge, to the Company. The Company then forwards a check to the location of the equipment representing the location's share of the proceeds along with a report reflecting the usage of each piece of equipment attached to the control systems.

         The Company has been certified by First Data Corp., a leading credit card processor in the United States. First Data has extended to the Company a fixed rate percentage processing charge in connection with the credit card transactions conducted through the Company's control systems. This charge is payable by the Company (and not by the locations) out of its share of the gross proceeds.

         For the years ended June 30, 1995 and 1996, the Company has spent approximately $130,000 and $224,000, respectively, for the development of its technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to the Company's employees and included in Compensation in the financial statements.

Industry Trends

         With trends over the last twenty years indicating an ever increasing customer reliance on the use of credit cards as a method of payment, the Company believes the future of purchasing retail products and services is in credit cards rather than cash. Consumers are constantly searching for ways to purchase quality products and services in the most convenient manner. Examples of this trend include the increasing use of unattended, Automated Teller Machines ("ATM's") in banking transactions and the use of unattended, self-service gasoline pumps with credit and debit card payment capabilities. In addition, consumers are becoming more accustomed to using credit cards as a method of payment in an ever increasing array of retail and service settings. Almost every department store, restaurant and supermarket accepts credit card payments. Consumers are increasingly using mail order, telephone and the Internet to order goods and services and are using credit cards to pay for these goods and services. In response to this increasing consumer demand for convenience and this increasing consumer acceptance of credit cards as a method of payment, the Company has focused its efforts towards developing and marketing its unattended, credit card activated control systems.

The Copy Express(TM)

         Traditionally, customers wishing to use a photocopying machine have either used a prepaid, stored value card or cash. In most circumstances, this places a burden on employees of the facility to provide a number of services unrelated to their primary jobs, such as providing change, coin collecting, coin counting and coin reloading. By utilizing the Copy Express(TM) control system, the location's attendant no longer is required to interact with the customers for these purposes.


         The Copy Express(TM) control system provides a cashless method to pay for the use of photocopying machines. The device is attached to the photocopying machine, computer printer, or microfilm/fiche printer in a similar manner as attaching a standard coin acceptor. The device can be attached to either existing or new equipment. The control system enables customers to photocopy documents with the use of a credit card.

         To date, the Company has licensed the control systems to university and public libraries to be attached to their photocopying machines. The Company receives a fixed percentage of the proceeds generated from any transactions and the location receives the balance of the proceeds. As of May 31, 1997, there were 67 Copy Express(TM) control systems (includes 14 Fax Express(TM)) installed at the following university and public libraries: Adams State University; Anaheim Public Library; Bradley University Library; Bucks County Community College; Clarkson University; Colorado Christian University; Denver Public Library; Drexel University; Georgetown University Law Center; Michigan State

University; New England Law School; Nova Southeastern University; Penn State Erie; Princeton University; University of Chicago; University of Houston; University of Maryland, Baltimore County; University of Pittsburgh; University of Texas; and Villanova University.

The Debit Express(TM)

         Many "closed" environments such as universities utilize a private card system to store cash value known as a debit or "stored value" card. Pursuant thereto, customers transfer lump sum cash values onto a magnetic stripe or imbedded chip card that can be used to activate equipment within the closed environment. As the cardholder uses the card to purchase products or services the cash value is deducted from the total value on the card.

         The Company's Debit Express(TM) enables customers to purchase or revalue their debit cards with a credit card and eliminates the need for cash or for an attendant to handle cash, provide change or process credit card transactions. The Debit Express(TM) eliminates any reliance on cash by allowing customers to use a credit card to purchase or place additional value on a debit card.

         To date, the Company has licensed the control system to university libraries to be attached to their debit card purchase/revaluate machines. The Company receives a fixed percentage of the proceeds generated from any transactions and the location receives the balance of the proceeds. As of May 31, 1997, there were 32 Debit Express(TM) control systems installed at the following university libraries: APS-Chapman; APS-Torrance; Boston College; Bradley University Library; Cleveland State University; Coinmach; Communications Expo; Fresno State University; Nova Southeastern University; Ohio University; Princeton University; Stanford University; University of Chicago; University of Georgia Law Library; University of Texas; and University of Wisconsin Green Bay.

The Public PC(TM)

         The Company's Public PC(TM) (formerly known as the Credit Card Computer Express(TM)) is an unattended, credit card activated control system which can be used in connection with general use of a personal computer, as well as for the use of on-line services, including the Internet, and for the use of a laser printer. The Company believes that the growing dependence on personal computers and related services that are accessed through personal computers, such as the Internet and e-mail, has created an environment where there is a need for access to personal computers by the general public on an "as needed" basis. The Company's control system enables locations such as public libraries, hotels and convention centers, airports and retail locations to offer the use of personal computers to the public on an "as needed" basis utilizing credit cards as a method of payment. The Public PC(TM) is designed so that an attendant is not required to process credit card transactions, provide change, or calculate charges for the use of the equipment.

         The Company licenses its control system to locations to be attached to their personal computers. Alternatively, the Company may supply the location with a computer system owned by the Company and license the control system to the location for use with the Company's equipment. The Company receives a fixed percentage of the proceeds generated from any transactions and the location receives the balance thereof.

         During fiscal 1997, the Company commenced selling personal computers and laser printers to the locations in addition to only licensing the control system. See "Business -- Marketing." In connection with any such sales, the Company would realize revenues from the sale of the equipment and also receive a percentage of the proceeds generated from any credit card transactions. In addition, in some cases, the Company receives a negotiated monthly administrative fee.

         As of May 31, 1997, there were 55 Public PC(TM) control systems installed at the following public libraries, hotels and retail locations: Adams County Library; Atlanta Airport; Communications Expo; Delaware County Law Library; Marriott Philadelphia; Plainfield Public Library; San Francisco Public Library; Sheraton Society Hill Philadelphia; Valley Cottage Library; WebBooth; West Coast Video; and Winter Haven Library.

The Business Express(TM)

     The Company believes that the hotel/motel hospitality industry continues to expand, but has become more competitive as the industry increases its efforts to attract the business traveler. The Company also believes that business travelers and conference attendees account for the majority of hotel occupancy, stay longer and spend more per visit than the leisure traveler. For these reasons, the Company believes that the hospitality industry has become very responsive to the needs of the business traveler. The Business Express(TM) enables a hotel or conference center to offer an unattended business center to its guests. The Business Express(TM) is credit card activated, therefore eliminating the need for an attendant to provide change, process credit cards, or calculate the charges for the use of the equipment.

         The Business Express(TM) utilizes the Company's existing control systems for use in connection with computers, photocopying machines, computer printers, and facsimile equipment, and combines them into a branded product. A typical Business Express(TM) unit could include a personal computer and laser printer, a photocopying machine and a facsimile machine, the corresponding control systems, as well as work station furniture. However, a location can custom order its unit to include any combination of equipment and corresponding control system. Furthermore, the location could add additional equipment in the future.

         The Company assists the location in the design of the unit, including selecting a layout and furniture for the equipment. To date, the Company has sold business equipment to the locations, has supplied Company owned equipment to the certain locations and has supplied control systems to the location for use with location owned equipment. In all such cases, the Company licenses the control systems to the locations and receives a fixed percentage of the proceeds generated from any transactions. In connection with sales of business equipment, the Company also receives revenues and in some cases receives a monthly administrative fee.

         During August 1996, the Company assembled the Business Express(TM) prototype and during September 1996 installed the first test site. As of March 31, 1997, the Company had 46 control systems located at the following 15 locations: Best Western, New York, New York; Courtyard by Marriott, Wayne, Pennsylvania; Doubletree Club Hotel, Louisville, Kentucky; Eisenhower Inn and Conference Center, Gettysburg, Pennsylvania; Embassy Suites, Hunt Valley, Maryland; Galleria Park Hotel, San Francisco, California; Holiday Inn, Dallas, Texas; Holiday Inn, New Albany, Indiana; Ramada Inn, East Brunswick, New Jersey; Sheraton Great Valley, Malvern, Pennsylvania; Sheraton Rancho Cordova, Rancho Cordova, California; St. Clair Inn, St. Clair, Michigan; Thomas Edison Inn, Port Huron, Michigan; Union League of Philadelphia, Philadelphia, Pennsylvania; and Westin Ottawa, Ottawa, Ontario. Through May 31, 1997, an additional 63 control systems were installed at five Doubletree Club Hotels located in Jacksonville, Florida, Miami, Florida, Philadelphia, Pennsylvania, San Antonio, Texas, and Des Plaines, Illinois; at Clarion Plaza Hotels located in Miami, Florida and Richardson, Texas; at Holiday Inn Hotels in Bethlehem, Pennsylvania, St Louis, Missouri and Santa Cruz, California; the Biltmore Hotel in Santa Clara, California; Marriot located at the Philadelphia Airport; Marriot, Portland, Maine; Novotel located at the Toronto Airport; Quality Inn, Jacksonville, Florida; Quality Hotel and Suites, New York, New York; Ramada Emily Morgan, San Antonio, Texas; Ramada Inn, Lewiston, Maine; and Wyndham Hotel, Phoenix, Arizona.

Marketing

     The Company is currently marketing its products through its full-time sales staff consisting of 4 persons, either directly to locations or through facility management companies servicing the locations.

         In March 1997, the Company entered into a co-marketing agreement with Minolta Corporation ("Minolta") pursuant to which the Company and Minolta would work together to market and sell the Business Express(TM) featuring the Minolta copier to the hospitality industry. The agreement is on a nonexclusive basis and can be terminated by either party on thirty days notice.

         In March 1997, the Company entered into a co-marketing agreement with Lexmark International, Inc. ("Lexmark") pursuant to which the Company and Lexmark would work together to market and sell the Business Express(TM) featuring the Lexmark printer to the hospitality industry. The agreement is on a nonexclusive basis and can be terminated by either party on thirty days notice.

         In December 1996, the Company entered into an agreement with International Business Machines Corporation ("IBM") pursuant to which it was appointed an IBM Business Partner-Personal Computer Reseller. This agreement will allow the Company to purchase IBM personal computers at a wholesale price for resale to its customers as a configured Public PC(TM) that is credit card activiated. The agreement can be terminated by either party on thirty days notice.

         During February 1996, the Company entered into an agreement with Dell Marketing, L.P., a subsidiary of Dell Computer Corporation ("Dell"), pursuant to which the Company was appointed as a Dell authorized

"Remarketer/Integrator". This agreement allows the Company to purchase Dell personal computers at a wholesale price for resale to its customers. The agreement can be terminated by either party upon thirty days notice. To date, the Company has ordered 54 computers from Dell, all of which have been paid for and received by the Company.

         In December 1996, the Company was designated as an authorized "Hewlett-Packard Value-Added Reseller," pursuant to which the Company may purchase Hewlett-Packard facsimile machines at a wholesale price for resale to its customers. The agreement can be terminated by either party upon thirty days notice.

         The Company believes these agreements are an important component of the Company's effort to market the Business Express(TM) to the hospitality industry because they provide instant brand name recognition. In addition, each of these companies offers maintenance and service agreements relating to the equipment directly to the location, thus removing the need for the Company to provide maintenance services or warranties to any of the equipment (other than the control systems).

Procurement

         The Company's control systems consist of a card reader, printer, amplifier, circuit board and micro chip in a specially designed housing. The control systems are currently manufactured to the Company's design specifications by an independent contractor, LMC Autotech Technologies, L.P. ("LMC"). In February 1996, the Company contracted for the purchase of 250 control devices, for a total purchase price of $142,000. As of the date hereof, all units ordered under this contract have been received and all amounts due under this contract have been paid by the Company. The Company anticipates that LMC will be able to meet its future control system supply needs.

         The Company anticipates obtaining computer hardware and other business equipment (other than the Company's control systems) from Dell, Hewlett-Packard, Minolta, Lexmark or IBM pursuant to the agreements entered into with each of these companies. See "Business -- Marketing."

Competition

         The Company believes that there are currently no other businesses offering an unattended, credit card activated control system for use in connection with printers, copiers or general use personal computers. There are other companies presently offering unattended, credit card activated control devices in connection with facsimile machines, Internet and e-mail access, and debit card purchase/revalue stations. In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, or vending machines, are capable of utilizing their control systems in direct competition with the Company. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. Any such increased competition may result in lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms on an "as-needed" basis. Although these services are not credit card activated, such services would compete with the Company's Business Express(TM), and the locations may not order the Business Express(TM), or if ordered, the hotel guest may not use it. See "Risk Factors -- Competition."

Patents, Trademarks and Proprietary Information

         The Company has applied for federal registration of its trademarks Business Express(TM), Computer Express(TM), Fax Express(TM), TransAct(TM), Copy Express(TM), C3X(TM), Printer Express(TM), and Debit Express(TM). There can be no assurance, however, that any of such applications will be granted or that the Company will continue to maintain or prosecute all of such applications.

         Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection or that others will not capitalize on certain of the Company's technology.

         The Company has applied for ten United States letters patent related to its cashless vending technology, and has applied for certain corresponding foreign letters patent in connection therewith. In April 1997, the United States Patent Office granted the Company's patent entitled "Credit Card and Bank Issued Debit Card Operated System and Method for Controlling and Monitoring Access of Computer and Copy Equipment." In June 1997, the United States Patent Office granted the Company's patent number 5,637,845 entitled "Credit and Bank Issued Debit Card Operated System and Method For Controlling a Prepaid Card Encoding/Dispensing Machine." As of the date hereof, the remaining eight applications are pending and have not been granted. There can be no assurance that the Company will continue to maintain and prosecute the remaining pending applications. See "Risk Factors - Dependence on Proprietary Technology; Patent Issues."

Employees

         As of May 31, 1997, the Company has sixteen full-time employees.

Properties

         The Company leases its principal executive offices, consisting of approximately 7,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $5,000 plus utilities and operating expenses. The lease expires on October 15, 1999. Effective October 1996, the Company canceled its lease in Jacksonville, Florida, and has no further obligation thereunder. The Company is obligated to continue to pay rent under the lease for its previous Wayne, Pennsylvania executive offices through August 1997. Through March 31, 1997, all unpaid rent related to this lease has been accrued in the March 31, 1997 financial statements.

Legal Proceedings

         The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

         The Directors and executive officers of the Company, together with their ages and business backgrounds are as follows.


         Name                      Age          Position(s) Held
         ----                      ---          ----------------


George R. Jensen, Jr.              48           President, Chief Executive
                                                Officer, Chairman of the
                                                Board of Directors
Stephen P. Herbert                 34           Executive Vice President - Sales
                                                and Marketing, Director
Haven Brock Kolls, Jr.             31           Vice President - Research and
                                                Development
Keith L. Sterling                  45           Executive Vice President -
                                                Operations, Secretary, Director
Leland P. Maxwell                  50           Senior Vice President, Chief
                                                Financial Officer, Treasurer
                                                Director
Peter G. Kapourelos                77           Director
William W. Sellers                 76           Director
Henry B. duPont Smith              36           Director
William L. Van Alen, Jr.           64           Director


         Each Director holds office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

         George R. Jensen, Jr., has been the President, Chief Executive Officer, and Director of the Company since January 1992. Mr. Jensen is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $33 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, " A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

         Stephen P. Herbert was elected a Director of the Company in April 1996, and joined the Company on a full-time basis on May 6, 1996. Prior to joining the Company and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo. Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

         Haven Brock Kolls, Jr., joined the Company on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

         Keith L. Sterling joined the Company on a full-time basis as Executive Vice President-Operations and Secretary on July 1, 1993 and was elected to the Board of Directors on May 12, 1995. On December 1, 1996, Mr. Sterling was appointed Chief Financial Officer and Treasurer on an interim basis through February 24, 1997. Mr. Sterling is part owner, and from October 1987 to July 1, 1993, was the Chief Executive Officer of Radnor Commonwealth Equities, Inc., a Washington, D.C. asset-based investment/consulting firm. He co-founded that firm in 1987. From 1980 to 1987, Mr Sterling held various positions with MHB Companies, Inc., a national investment-development company headquartered in Houston, Texas, including Executive Vice President. Mr. Sterling graduated with a Bachelor of Science degree in Economics from Susquehanna University.

         The former Chief Financial Officer of the Company resigned effective December 1, 1996. See "Officer Terminations."

         Leland P. Maxwell joined the Company on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining the Company, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

         Peter G. Kapourelos joined the Board of Directors of the Company in May 1993. Mr. Kapourelos has been a branch manager of Advantage Capital Corporation, a subsidiary of Primerica Corporation, since 1972. He has been a member of the Millionaire Production Club since 1972. Mr. Kapourelos is currently the Vice President for American Capital High Yield Bond Fund and of the American Capital Equity Income Fund, which are publicly traded mutual funds.

         William W. Sellers joined the Board of Directors of the Company in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

         Henry B. duPont Smith joined the Board of Directors of the Company in May 1994. Since January 1992, Mr. Smith has been a Vice President of The Rittenhouse Trust Company and since September 1991 has been a Vice President of Rittenhouse Financial Services, Inc. From September 1991 to December 1992, he was a registered representative of Rittenhouse Financial Securities, Inc. Mr. Smith was an Assistant Vice President of Mellon Bank, N.A. from March 1988 to July 1991, and an investment officer of Provident National Bank from March 1985 to March 1988. Mr. Smith received a Bachelor of Arts degree in Accounting in 1984 from Franklin & Marshall College.

         William L. Van Alen, Jr., joined the Board of Directors of the Company in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 1994, June 30, 1995 and June 30, 1996 to the individual acting in the capacity of Chief Executive Officer of the Company. No individual who was serving as an executive officer of the Company at the end of the fiscal years ended June 30, 1994, June 30, 1995 or June 30, 1996 received salary and bonus in excess of $100,000 in any such fiscal year.

                           Summary Compensation Table

                                    Fiscal
Name and Principal Position          Year        Annual Compensation
---------------------------        -------      ---------------------
                                                Salary         Bonus
                                                ------         -----

George R. Jensen, Jr.               1996       $90,000            $0
Chief Executive Officer,            1995       $90,000            $0
President                           1994       $90,000(1)         $0



(1) During the 1994 fiscal year, Mr. Jensen actually received, in addition to his salary for the 1994 fiscal year, the amount of $50,000 for accrued but unpaid salary attributable to the 1993 fiscal year.

Executive Employment Agreements

         The Company has entered into an employment agreement with Mr. Jensen which expires June 30, 1998. The Agreement is automatically renewed from year to year unless canceled by Mr. Jensen or the Company. The Agreement provides for an annual base salary of $100,000 per year. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

         The Company has entered into a one-year employment agreement with Mr. Herbert which expires on April 30, 1998. The Agreement is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $90,000 per year, provided, however, that Mr. Herbert's base salary shall never be less than ninety percent of that of the Chief Executive Officer of the Company. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

         Mr. Sterling has entered into a one-year employment agreement with the Company which expires on June 30, 1998. The Agreement is automatically renewed from year to year thereafter unless cancelled by Mr. Sterling or the Company. The Agreement provides for an annual base salary of $90,000 and provides that Mr Sterling is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Sterling to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

         Mr. Sullivan had entered into a one-year employment agreement with the Company which was to expire on June 30, 1997. Effective December 1, 1996, Mr. Sullivan resigned as an officer and Chief Financial Officer of the Company. Mr. Sullivan was engaged as a part-time consultant to the Company through February 28, 1997. Mr. Sullivan's employment agreement was cancelled effective
December 1, 1996. See "Management - Officer Terminations."

         Mr. Kolls has entered into a one-year employment agreement with the Company which expires on April 30, 1998, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The Agreement provides for an annual base salary of $90,000 per year. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter.

         Mr. Maxwell has entered into a one-year employment agreement with the Company which expires on February 28, 1998, and is automatically renewed from year to year thereafter unless cancelled by Mr. Maxwell or the Company. The Agreement provides for an annual base salary of $85,000 per year, provided, that Mr. Maxwell's base salary shall never be less than eighty-five percent of that of the Chief Executive Officer of the Company. Mr. Maxwell is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Maxwell to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

Director Compensation and Stock Options

         Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors.

         In April 1993, Messrs. Kapourelos and Sellers each purchased 100,000 shares of Common Stock from the Company at a purchase price of $.001 per share. In June 1993, Mr. Van Alen purchased 100,000 shares of Common Stock from the Company at a purchase price of $.001 per share.

         In July 1993, the Company issued to each of Messrs. Kapourelos, Sellers, and Van Alen fully vested options to purchase 100,000 shares of Common Stock at an exercise price of $.25 per share. The options must be exercised on or before June 30, 1998.

         In March 1995, the Company issued to Mr. Smith fully vested options to purchase 100,000 shares of Common Stock, to Mr. Sellers fully vested options to purchase 55,000 shares of Common Stock, to Mr. Kapourelos fully vested options to purchase 70,000 shares of Common Stock, and to Mr. Van Alen fully vested options to purchase 25,000 shares of Common Stock. The exercise price of these options is $.25 per share and they must be exercised on or before February 29, 2000.

         The Company paid to William W. Sellers the amount of $80,000 for consulting services rendered by Mr. Sellers to the Company during the fiscal year ended June 30, 1996.

         The Company paid to Peter G. Kapourelos the amount of $24,000 for consulting services rendered by Mr. Kapourelos to the Company during the fiscal year ended June 30, 1996.

Executive Stock Options

         In July 1993, the Company issued to Keith L. Sterling and Edward J. Sullivan, a former officer of the Company, options to purchase shares of Common Stock at an exercise price of $.25 per share. The options must be exercised within five years of the vesting thereof. Mr. Sterling received options to acquire 200,000 shares of Common Stock, 100,000 of which vested on June 30, 1994, and 100,000 of which vested on June 30, 1995. Mr. Sullivan was granted options to acquire 100,000 shares of Common Stock, 50,000 of which vested on June 30, 1994, and 50,000 of which vested on June 30, 1995.

         In August 1994, the Company issued to Mr. Kolls options to acquire 50,000 shares of Common Stock at an exercise price of $.25 per share, 25,000 of which vested on April 30, 1995, and 25,000 of which vested on April 30, 1996.

         In August 1994, the Company issued to Mr. Barry Slawter, a former officer of the Company, options to acquire 200,000 shares of Common Stock at an exercise price of $.25 per share, 50,000 of which vested on February 1, 1995, 50,000 of which vested on May 1, 1995, 50,000 of which vested on August 1, 1995, and 50,000 of which vested on November 1, 1995. The options must be exercised within five years after vesting.

         In March 1995, the Company issued to Mr. Sterling fully vested options to acquire 100,000 shares of Common Stock at $.25 per share exercisable on or before February 29, 2000.

         In March 1995, the Company issued to Mr. Kolls options to acquire 150,000 shares of Common Stock, at an exercise price of $.25 per share, 75,000 of which vested on April 30, 1995, and 75,000 of which vested on April 30, 1996. These options must be exercised within five years after vesting.

         In June 1995, the Company issued to Mr. Slawter fully vested options to acquire 10,000 shares of Common Stock at an exercise price of $.25 per share. Such options must be exercised within five years.

         In March 1996, the Company issued to Mr. Kolls options to acquire up to 50,000 shares of Common Stock at an exercise price of $.65 per share, all of which will vest if he is employed on April 30, 1997. In November 1996, the exercise price of the options was reduced to $.45. The options must be exercised within five years of vesting.

         In April 1996, the Company issued to Mr. Herbert options to acquire up to 400,000 shares of Common Stock at an exercise price of $.65 per share. In November 1996, the exercise price of the options was reduced to $.45. Subject to Mr. Herbert's continued employment with the Company, the options will become vested over a three year period, 200,000 during the first year, and 100,000 during each year thereafter, in quarterly intervals. The options must be exercised within five years of vesting.

         In May 1996, the Company issued to Mr. Sterling options to acquire up to 50,000 shares of Common Stock at an exercise price of $.65 per share, all of which will vest if he is employed by the Company on June 30, 1997. In November 1996, the exercise price of the options was reduced to $.45. The options must be exercised within five years of vesting.

         In May 1996, the Company issued to Mr. Sullivan, a former officer of the Company, options to acquire up to 50,000 shares of Common Stock at an exercise price of $.65 per share, all of which were to vest if he was employed by the Company on June 30, 1997. In December 1996, in conjunction with Mr. Sullivan's separation of employment with the Company, the Company agreed that 21,000 of these options became vested at such time and the remainder would be cancelled. See "Managment - Officer Terminations." The options must be exercised within five years of vesting.

         In February 1997, the Company issued to Mr. Maxwell options to acquire up to 200,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Maxwell's continued employment with the Company, the options will become vested over a two year period at the rate of 25,000 options per quarter. The options must be exercised within five years of vesting.

         In June 1997, the Company issued to Mr. Kolls options to acquire up to 100,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Kolls' continued employment with the Company, the options will become vested over a one year period at the rate of 25,000 options per quarter.

         In June 1997, the Company issued to Mr. Sterling options to acquire up to 100,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Sterling's continued employment with the Company, the options will become vested over a one year period at the rate of 25,000 options per quarter.

         In June 1997, the Company issued to Mr. Herbert options to acquire up to 100,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Herbert's continued employment with the Company, the options will become vested over a one year period at the rate of 25,000 options per quarter.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. The exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as defined in Section 423 thereunder.

Officer Terminations


         The employment agreement of Barry Slawter, a former officer of the Company, expired on June 30, 1996, and Mr. Slawter is no longer an employee or officer of the Company. Mr. Slawter has fully vested options to acquire up to 210,000 shares of Common Stock at $.25 each.

         Effective December 1, 1996, Edward J. Sullivan resigned as an officer and Chief Finanical Officer of the Company. Mr. Sullivan was engaged as a part-time consultant to the Company through February 28, 1997. The Company has agreed that 21,000 of the 50,000 options granted to Mr. Sullivan during May 1996 have become vested as of December 1, 1996 and the balance thereof have been cancelled. The employment agreement of Mr. Sullivan was cancelled effective December 1, 1996. Mr. Sullivan has fully vested options to acquire up to 100,000 shares of Common Stock at $.25 each and 21,000 shares of Common Stock at $.65 each.


                             PRINCIPAL SHAREHOLDERS

Common Stock

         The following table sets forth, as of March 31, 1997, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any additional beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                           Number of Shares
         Name and Address                  of Common Stock          Percent
         of Beneficial Owner               Beneficially Owned(1)    of Class(2)
         -------------------               ---------------------    -----------
George R. Jensen, Jr.                      7,753,000 shares(3)         16.5%
10 Fox Chase Road
Malvern, Pennsylvania 19355

Stephen P. Herbert                         150,000 shares (4)            *
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                     221,500 shares(5)             *
150 Westridge Gardens
Phoenixville, Pennsylvania 19460

Keith L. Sterling                          400,000 shares(6)             *
114 South Valley Road
Paoli, Pennsylvania 19033

Peter G. Kapourelos                        313,000 shares(7)             *
1515 Richard Drive
West Chester, Pennsylvania 19380

William W. Sellers                         982,500 shares(8)            2.1%
394 East Church Road
King of Prussia, Pennsylvania 19406

Henry B. duPont Smith                      400,000 shares(9)             *
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010

William L. Van Alen, Jr.                   225,000 shares(10)            *
Cornerstone Entertainment, Inc.
P.O. Box 727
Edgemont, Pennsylvania 19028

All Directors and Executive Officers
As a Group (9 persons)                  10,445,000 shares(11)          22.2%

---------
*Less than one percent (1%)

  (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, or shares of Common Stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of March 31, 1997, are deemed to be beneficially owned for purposes hereof.

(2) For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 9,567,060 shares of Common Stock, that all of the options or purchase rights to acquire Common Stock which have been issued and are fully vested as of March 31, 1997 (or within 60-days of March 31, 1997) have been converted into 3,423,300 shares of Common Stock. Of the 3,973,300 options or purchase rights to acquire Common Stock issued as of March 31, 1997, only 550,000 of such options do not become vested within 60-days thereof, and such options are excluded from this table. For purposes of computing such percentages it has also been assumed that all of the remaining 1995 Warrants have been exercised for 1,414,000 shares of Common Stock, all of the remaining 1996 Warrants have been exercised for 1,998,000 shares of Common Stock, that all of the 1996-B Warrants have been exercised for 374,000 shares of Common Stock, and all of the accrued and unpaid dividends on the Preferred Stock as of March 31, 1997 have been converted into 3,527,641 shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 47,064,228 shares of Common Stock issued and outstanding.

(3) Includes 6,000,000 shares of Common Stock held by Mr. Jensen with his minor children as joint tenants with right of survivorship. Includes 160,000 shares of Common Stock issuable upon conversion of the 16,000 shares of Preferred Stock owned by him. An aggregate of 4,365,000 shares of Common Stock (or under certain circumstances 1,030,000 shares of Common Stock) beneficially owned by Mr. Jensen are subject to cancellation and are included in this table. See "Escrow and Cancellation Arrangements."

(4) Includes 150,000 shares of Common Stock issuable to Mr. Herbert upon the exercise of options. Does not include 250,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of March 31, 1997.

(5) Includes 5,000 shares of Common Stock issuable upon the conversion of 500 shares of Preferred Stock beneficially owned by Mr. Kolls. Includes 200,000 shares of Common Stock issuable upon exercise of options. Does not include 50,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60-days of March 31, 1997.

(6) All shares of Common Stock held by Mr. Sterling on the date hereof are held with his spouse as joint tenants with right of survivorship. Includes 300,000 shares of Common Stock issuable upon exercise of options. Does not include 50,000 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60-days of March 31, 1997.

  (7) Includes 10,000 shares of Common Stock issuable upon the conversion of 1,000 shares of Preferred Stock beneficially owned by Mr. Kapourelos. Includes 30,000 shares of Common Stock held on the date hereof by Mr. Kapourelos with his spouse as joint tenants with right of survivorship. Includes 170,000 shares of Common Stock issuable upon exercise of options.

  (8) Includes 147,250 shares of Common Stock issuable upon the conversion of 14,725 shares of Preferred Stock beneficially owned by Mr. Sellers. Includes an aggregate of 141,750 shares of Common Stock issuable upon exercise of the 1995 Warrants beneficially owned by him. Of such 1995 Warrants, 60,000 are owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 30,000 are owned by Sellers Process Equipment Company of which he is a Director, and 15,000 are owned by his wife. Includes an aggregate of 120,000 1996 Warrants beneficially owned by him, of which 80,000 are owned by the Sellers Pension Plan and 40,000 are owned by his wife. Includes 6,000 shares of Common Stock owned by Sellers Pension Plan, 4,500 shares of Common Stock owned by Sellers Process Equipment Company, and 28,000 shares of Common Stock owned by Mr. Seller's wife. Includes 155,000 shares of Common Stock issuable upon exercise of options.

  (9) Includes 120,000 shares of Common Stock issuable upon conversion of the 12,000 shares of Preferred Stock beneficially owned by Mr. Smith. Includes 100,000 shares of Common Stock issuable upon exercise of options. Includes 80,000 shares of Common Stock issuable upon conversion of the 1996 Warrants held by trusts for the benefit of Mr. Smith's children of which he is a trustee.

  (10) Includes 125,000 shares of Common Stock issuable to Mr. Van Alen upon exercise of options.

  (11) Includes all shares of Common Stock described in footnotes (2) through
  (10) above.

Preferred Stock

         The following table sets forth, as of March 31, 1997 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number of Shares
Name and Address of                   of Preferred Stock           Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------         -----------

George R. Jensen, Jr.
10 Fox Chase Road
Malvern, Pennsylvania 19355                16,000                      2.0%

Haven Brock Kolls, Jr.
150 West Ridge Gardens
Phoenixville, Pennsylvania 19460              500                        *


Peter G. Kapourelos
1515 Richard Drive
West Chester, Pennsylvania 19380             1,000                       *

William W. Sellers
394 East Church Road
King Of Prussia, Pennsylvania 19406         14,725(2)                  1.8%

Henry B. duPont Smith
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010               12,000(3)                  1.5%

All Directors and
Executive Officers
As a Group (9 persons) (4)                  44,225                     5.5%
--------------
*Less than one percent (1%)

(1) There were 797,255 shares of Preferred Stock issued and outstanding as of March 31, 1997.

(2) Includes 4,000 shares of Preferred Stock owned by Sellers Pension Plan of which Mr. Seller is a trustee, 1,000 shares of Preferred Stock owned by Sellers Process Equipment Company of which Mr. Sellers is a Director, and 2,000 shares of Preferred Stock owned by his wife.

(3) Includes 2,000 shares of Preferred Stock held by trusts for the benefit of Mr. Smith's children of which he is a trustee.

(4) As of March 31, 1997, Messrs. Van Alen, Herbert, Maxwell and Sterling did not beneficially own any shares of Preferred Stock.

Escrow And Cancellation Arrangements

         In January 1994, at the time of the Company's initial public offering, and as a condition of effectiveness of the offering in Pennsylvania, the Pennsylvania Securities Commission requested that Mr. Jensen place in escrow with CoreStates Bank (formerly Meridian Bank), as escrow agent, all of the 7,593,000 shares of Common Stock beneficially owned by him until June 30, 1998. Any additional shares of Common Stock acquired by him will also be held in escrow. Subject to the provisions of the escrow agreement, Mr. Jensen has agreed not to sell, pledge, or transfer, directly or indirectly, any of the Common Stock held in escrow.

         The escrow agreement provides that it shall be terminated prior to June 30, 1998, and all of Mr. Jensen's shares of Common Stock currently held in escrow shall be released and returned to him in the event of any dissolution, merger, consolidation, sale of assets, stock sale, liquidation, tender offer, exchange offer, or otherwise of or to the Company or its shareholders. In connection with any such event, Mr. Jensen would not receive any consideration for his shares of Common Stock unless and until each shareholder (other than Mr. Jensen) has received an amount equal to $1.00 per share of Common Stock.

         Mr. Jensen has agreed that 4,365,000 shares of his escrowed Common Stock would be canceled by the Company and would no longer be issued and outstanding unless one of the following occurs: (i) the bid price of the Common Stock equals or exceeds $1.75 for 30 consecutive trading days at any time during the period of July 1, 1996 through June 30, 1998; or (ii) the Company's cumulative operating income (before taxes, dividends, or extraordinary items) per share of Common Stock (on a fully diluted basis) at any time after July 1, 1994, through June 30, 1998, equals or exceeds $.18. Mr. Jensen has agreed that an amount equal to 1,030,000 shares of his escrowed Common Stock (rather than 4,365,000 shares) would be canceled if at any time after July 1, 1994 and prior to June 30, 1998, the Company's cumulative operating income per share of Common Stock is at least $.12 but less than $.18. See "Risk Factors - Charge to Income in the Event of Release of Escrow Shares."

         Subject to the terms of the escrow agreement, Mr. Jensen's Common Stock will be held in escrow until the earlier of the satisfaction of any of the above conditions (in which event no shares, or only 1,030,000 shares, would be canceled), or June 30, 1998. Unless and until any such shares would be canceled, and subject to the restrictions on sale or transfer pursuant to the escrow arrangement, Mr. Jensen has retained all rights pertaining to such shares, including voting rights.


         Prior to the date hereof, Mr. Jensen cancelled an aggregate of 2,305,000 shares of Common Stock which had been owned by him and which had been held in escrow pursuant to the above arrangements. See "Certain Transactions." Prior to such cancellation, a maximum of 6,670,000 shares (rather than 4,365,000 shares as currently provided) were subject to cancellation.

         In January 1994, at the time of the Company's initial public offering, and as a condition of effectiveness of the offering in Pennsylvania, the Pennsylvania Securities Commission also requested that all of the Directors and executive officers of the Company (in addition to Mr. Jensen) place in escrow all of the shares of Common Stock owned or to be owned by them until January 5, 1997. As set forth above, Mr. Jensen's shares of Common Stock are to remain in escrow until June 30, 1998. The escrow agreement provided that such escrowed shares could not be sold, pledged or transferred. On January 5, 1997 all of such shares of Common Stock were released from escrow, returned to their respective owner, and are no longer subject to the terms of the escrow agreement. An aggregate of 1,009,500 shares of Common Stock were released from escrow and only Mr. Jensen's shares remain in escrow.

         Pennsylvania is a so-called "merit review" state pursuant to which state regulators had broad discretion to impose conditions upon the Company in connection with its initial public offering in Pennsylvania. The staff of the Pennsylvania Securities Commission believed that the amount of Common Stock and options to acquire Common Stock that had been issued to the Directors and executive officers by the Company at the time of the initial public offering exceeded the amount permitted by its informal guidelines, and therefore requested the cancellation arrangements relating to Mr. Jensen's shares described above. In addition, the staff believed that all such Common Stock constituted "promotional securities" and requested that all such Common Stock be placed in escrow for three years (and that Mr. Jensen's shares be subject to the escrow arrangement for a longer period).

Convertible Debenture Escrow Agreement

         At the time of the issuance of an aggregate of $500,000 of Debentures in June 1997, the Company issued an aggregate of 2,500,000 shares of Common Stock to Lurio & Associates, as Escrow Agent, to be held pursuant to the terms of an escrow agreement. The shares of Common Stock are being issued and held in escrow in order to ensure that they are available to the holders of the Debentures upon any conversion of the Debentures. See "Description of Securities
 -- Convertible Debentures and Related Warrants."

                              CERTAIN TRANSACTIONS

      In August 1995, pursuant to the special stock dividend paid by the Company to holders of Preferred Stock, the Company issued 48,000 shares of Common Stock to Mr. Jensen, 1,500 shares of Common Stock to Mr. Kolls, 3,000 shares of Common Stock to Mr. Kapourelos, 11,175 shares of Common Stock to Mr. Sellers, and 30,000 shares of Common Stock to Mr. Smith. See "Description of Securities - Series A Convertible Preferred Stock."

      In February 1996, Mr. Jensen cancelled 305,000 shares of Common Stock owned by him and which had been held in escrow. See "Principal Shareholders - Escrow And Cancellation Arrangements".

      In March 1996, the Company issued to Mr. Kolls options to acquire up to 50,000 shares of Common Stock at $.65 per share. See "Management-Executive Stock Options."

         In April 1996, the Company issued to Mr. Herbert options to acquire up to 400,000 shares of Common Stock at $.65 per share. In May 1996, the Company issued to Mr. Sterling options to acquire up to 50,000 shares of Common Stock at $.65 per share and issued to Edward J. Sullivan, a former officer of the Company, options to acquire up to 50,000 shares of Common Stock at $.65 per share. See "Management - Executive Stock Options" and "Management - Officer Terminations."

         At June 30, 1996 and 1995 and December 31, 1996, approximately $14,000, $19,000 and $30,000, respectively, of the Company's accounts payable are due to several shareholders for various legal and technical services performed.

         During July 1996, the Company formalized certain agreements with William W. Sellers and Peter G. Kapourelos, two Directors of the Company, who performed consulting services during fiscal year 1996. During the year ended June 10, 1996, $98,600 was paid for such services performed. See "Management - Director Compensation and Stock Options."

         In November 1996, the Company reduced the exercise price of the 50,000 options issued to Mr. Kolls in March 1996, the 400,000 options issued to Mr. Herbert in April 1996 and the 50,000 options issued to Mr. Sterling in May 1996 from $.65 to $.45.

         In December 1996, in conjunction with the cancellation of Mr. Sullivan's employment agreement, the Company agreed that 21,000 of the 50,000 options granted to Mr. Sullivan during May 1996 became vested as of December 1, 1996 and the balance thereof were cancelled.

         In February 1997, the Company issued to Mr. Maxwell options to purchase up to 200,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Mr. Kolls options to acquire up to 100,000 shares of Common Stock at $.45 per share, to Mr. Sterling options to acquire up to 100,000 shares of Common Stock at $.45 per share and to Mr. Herbert option to acquire up to 100,000 shares of Common Stock at $.45 per share. See "Management - Executive Stock Options."

         Mr. Jensen may be deemed a "promoter" of the Company as such term is defined under the Federal securities laws.

                              SELLING SHAREHOLDERS

         Each of the Selling Shareholders listed below is, as of the date hereof, the holder of Warrants to acquire the number of shares of Common Stock set forth opposite such Selling Shareholder's name. The 1996-B Warrants were issued by the Company to the Selling Shareholders in January and February 1997 pursuant to a transaction exempt from the registration requirements of the Act and various state securities laws. The 1996-B Warrants are exercisable at any time through February 28, 2002, unless such period is extended by the Company. The 1997 Warrants were issued by the Company to the Selling Shareholders in April, May and June 1997 pursuant to a transaction exempt from the registration requirements of the Act and various state securities laws. The 1997 Warrants are exercisable at any time through May 31, 2002, unless such period is extended by the Company.

         Through the date hereof, the Selling Shareholders have not exercised any Warrants. The issuance by the Company of the Common Stock to the Selling Shareholders upon exercise of the Warrants is pursuant to the 1996-B Warrant Agreement or 1997 Warrant Agreement, respectively, in transactions exempt from the registration requirements of the Act and various state securities laws. The Company has agreed, at its expense, to register the Common Stock for resale by the Selling Shareholders under the Act. The Company expects to incur expenses of approximately $40,000 in connection with the registration. The Common Stock may be sold from time to time by the Selling Shareholders pursuant to this Prospectus. See "Plan of Distribution".

      The following table sets forth information with respect to each Selling Shareholder and the respective amounts of Common Stock that may be offered pursuant to this Prospectus. None of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the Common Stock offered hereby has been sold, none of the Selling Shareholders will beneficially own one percent (1%) or more of the Common Stock.

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
  1996 B Warrants                                                                                         Number      Percent
  ---------------                                                                                         ------      -------
Ms. Vanda G. Adams                                                     10,000
Mr. William S. Campbell                                                20,000
William R. Crothers                                                    20,000
Mr. Benjamin H. Deacon                                                 20,000
Sheri-Lynn Demaris                                                     20,000
Mr. Robert R. Frey                                                      4,000
Harold N. Gray                                                         20,000
Ms. Jane C. Macelree                                                   40,000
Lily L. McCartney Trust                                                20,000
Robert F. McCartney Trust                                              20,000
Mr. Eric Pagh                                                          20,000
Ms. Noma Ann Roberts                                                   20,000
Dr. Karl F. Rugart                                                     20,000
Richard S. Schonwald                                                   40,000
Mr. G. Morraw Smith                                                    40,000
Mr. & Mrs. Clark D. Stull                                              40,000
                                                                      -------
        Total                                                         374,000

  1997 Warrants
  -------------
Mr. Charles A. Mayer                                                    8,000
Ms. Harriette Klann                                                    40,000
Mr. and Mrs. Richard W. Moffitt                                        20,000
Mr. Edwin R. Boynton                                                   40,000
Ernst & Company FBO Fred Karagosian                                    40,000
Mr. & Mrs. Daniel P. Mannix V                                         160,000
Daniel P. Mannix, as Custodian for Alexandra G. Mannix                 40,000
Ms. Janet J. Hewes                                                     40,000
Delaware Charter Gty. & Trust Co. for Paul M. Russell                  40,000
Ernst & Company FBO Fred Karagosian                                    20,000
John DiSante                                                           20,000
Vot Investments                                                        20,000
Ernst & Company FBO Arthur Rogovin                                     20,000
Robert H. Potts                                                        40,000
Noma Ann Roberts                                                       40,000
Clifton B. Currin, Trustee                                             16,000
Louis E. Direnzo                                                       40,000
Austin B. Hepburn                                                      20,000                       1,293,900(2)       2.6%
Elinor M. Steinhilber                                                  20,000
Wilbur E. Hudson                                                       10,000
Harvey J. Eliason                                                       6,000
Susan E. Cohen                                                         40,000
Gail D. Zimmerman                                                      40,000
G. Keith Funk, Jr.                                                     10,000
Susan E. Cohen                                                         20,000
Henry C. Carlson                                                        8,000
William P. Dunham                                                      40,000
S. W. Ryan & Co. Inc.                                                  30,000
Vanda G. Adams                                                         10,000
Warren Palitz                                                          40,000
Helen E. Seltzer                                                        4,000
Sonja Pettingill                                                        4,000
Risky Investment Group                                                 40,000
Ernst & Company FBO D. Henry and Diane Tintorer                        40,000


W. F. Harrity                                                          40,000
Mr. John Berukoff                                                      10,000
Joan B. Stuart                                                         12,000
Evalyn Kadish                                                          20,000
Stephen S. Turesky                                                     20,000
Gurumantra S. Khalsa                                                    8,000
Richard Fradkin                                                        20,000
Roy T. Pirhala                                                         10,000
Peggy Longstreth Bayer                                                  8,000
Clark D. & Carolyn S. Stull, Jr.                                       20,000
Rosalind Robbins                                                       40,000
Eric Robbins                                                           40,000
William C. Martindale, Jr.                                             20,000
Andrew B. Hebenstreit                                                  40,000
Father R. S. H. Green                                                     800
Nancy Hansen                                                           20,000
Adele H. Hepburn                                                       30,000                       1,293,900(2)       2.6%
Patricia Jill Smith custodian for Burton Jensen                        11,200
Bullseye Marketing Inc.                                               200,000
Nancy Haun                                                              4,000
                                                                    ---------
  Total                                                             1,600,000

                                       38

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 1,293,900 shares of Common Stock following the sale of all their Common Stock underlying their 1997 Warrants. Adele Hepburn is a Director of Public Relations of the Company.

                             MARKET FOR COMMON STOCK

         The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT. Such trading began on March 8, 1995. As of the date hereof, there is no established trading market for the Common Stock. See "Risk Factors - No Assurance of Active Public Market" and "Risk Factors - Risks of Low-Priced Stocks."

      The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:

Fiscal                                                     High           Low
------                                                     ----           ---
1995
Third Quarter (March 8, 1995 to March 31, 1995)            $ .75          $.50
Fourth Quarter (through June 30, 1995)                     $1.25          $.25


1996

First Quarter (through September 30, 1995)                 $ .55          $.25
Second Quarter (through December 31, 1995)                 $1.00          $.40
Third Quarter (through March 31, 1996)                     $1.40          $.37
Fourth Quarter (through June 30, 1996)                     $1.68          $.50

1997


First Quarter (through September 30, 1996)                 $ .63          $.38
Second Quarter (through December 31, 1996)                 $ .57          $.29
Third Quarter (through March 31, 1997)                     $ .43          $.28
Fourth Quarter (through June 30, 1997)                     $ .50          $.20

Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         On June 30, 1997, there are 3,971,000 shares of Common Stock issuable upon exercise of outstanding options (305,000 of which were issued subsequent to March 31, 1997), and 157,300 shares of Common Stock issuable upon exercise of outstanding purchase rights. All of these shares of Common Stock, if issued on the date hereof, would be "restricted securities" as defined under Rule 144 under the Act. See "Description of Securities-Shares Eligible for Future Sale." Of the 3,971,000 options, 100,000 are exercisable at $.50 per share, 1,236,000 are exercisable at $.45 per share, 2,565,000 are exercisable at $.25 per share, and 70,000 are exercisable at $.05 per share. In connection with the options exercisable at $.25 and the options that were originally exercisable at $.65 per share, the Company had agreed, at its cost and expense, to file a registration statement under the Act and applicable state securities laws covering all of the Common Stock underlying the options during or before July 1997. The Company has decided to indefinitely postpone the filing of such registration statement. All of the aforesaid options have been issued by the Company to employees, Directors, officers, and consultants.

         As of June 30, 1997, there were 1,414,000 shares of Common Stock issuable upon exercise of the outstanding 1995 Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities - 1995 Common Stock Purchase Warrants."

         As of June 30, 1997, there were 1,998,000 shares of Common Stock issuable upon exercise of the outstanding 1996 Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities - 1996 Common Stock Purchase Warrants."

         As of June 30, 1997, there were 374,000 shares of Common Stock issuable upon exercise of the outstanding 1996-B Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities - 1996-B Common Stock Purchase Warrants."

         As of July 3, 1997, there were 1,600,000 shares of Common Stock issuable upon exercise of the outstanding 1997 Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities - 1997 Common Stock Purchase Warrants."

         As of June 30, 1997, there were 2,000,000 shares of Common Stock issuable upon the exercise of outstanding warrants issued to affiliates and/or consultants to GEMA in connection with the sale of Convertible Debentures and an undetermined amount of Common Stock issuable upon conversion of such Convertible Debentures. See "Description of Securities - Convertible Debentures and Related Warrants."

         The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of June 30, 1997, such accumulated unpaid dividends amounted to $2,839,750. See "Risk Factors - Cash Dividends Not Likely."

                            DESCRIPTION OF SECURITIES

General

        The Company is authorized to issue up to 55,000,000 shares of Common Stock, no par value ("Common Stock"), and 1,200,000 shares of undesignated Preferred Stock all of which have been designated as Series A Convertible Preferred Stock, no par value ("Preferred Stock").

         During March 1997, the Company's Shareholders approved an increase in the authorized number of shares of Common Stock to 55,000,000 shares; an increase in the authorized number of shares of Series A Preferred Stock to 1,200,000 shares; an increase from 10 to 12 the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted during the period from March 24, 1997 to December 31, 1997 and a decrease in the conversion price at which the Series A Preferred Stock cumulative but unpaid dividends may be converted into shares of Common Stock from $1.00 to $.83 per share of Common Stock during the period from March 24, 1997 to December 31, 1997.

         As of March 31, 1997, there were 26,760,227 shares of Common Stock issued and outstanding and 797,255 shares of Preferred Stock issued and outstanding which are convertible into 9,567,060 shares of Common Stock through December 31, 1997 and into 7,972,550 shares of Common Stock thereafter. As of March 31, 1997, a total of 28,295 shares of Preferred Stock have been converted into 282,950 shares of Common Stock and accrued and unpaid dividends thereon have been converted into 69,677 shares of Common Stock. As of March 31, 1997, there were 849 record owners of the Common Stock and 950 record owners of the Preferred Stock. As of March 31, 1997, there were 1,414,000 1995 Warrants, 1,998,000 1996 Warrants and 374,000 1996-B Warrants issued and outstanding.

         As of March 31, 1997, the Company has issued to its directors, executive officers, consultants, and employees options to acquire up to 221,000 shares of Common Stock at $.65 per share, options to acquire up to 110,000 shares of Common Stock at $.50 per share, options to acquire up to 700,000 shares of Common Stock at $.45 per share, options to acquire up to 2,565,000 shares of Common Stock at $.25 per share, and options to acquire up to 220,000 shares of Common Stock at $.05 per share. See "Management--Executive Stock Options", "Management - Director Compensation and Stock Options" and "Management
- Officer Terminations." The Company has also issued purchase rights to acquire up to 157,300 shares of Common Stock at $1.00 per share. All options to purchase Common Stock were granted at prices at or above the market value on the date of the grant.

         In April 1997, the Company commenced a private placement offering of 110 units at a unit price of $10,000. Each unit consists of 2,000 shares of Preferred Stock and 40,000 1997 Warrants. On May 15, 1997, the Company reduced this offering to a maximum of 40 units at a unit price of $10,000. The offering was concluded on July 3, 1997. The Company sold 40 units of this offering, generating gross proceeds of $400,000.

         In April 1997, Kelly Capital Corporation exercised options to purchase 150,000 shares of Common Stock at $.05 per share. This transaction generated proceeds to the Company of $7,500. All of such shares were issued by the Company in reliance on Section 4(2) of the Act.

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Debentures (the "Debentures") pursuant to an agreement with Gem Advisors Inc. (GEMA) which provided GEMA with the exclusive right to place the Debentures with qualified purchasers.

         The Debentures have a five year term and earn interest at the rate of 6% per year, such interest payable in Common Stock or cash at the option of the Company at the time of conversion. The Debentures do not have any voting rights and were issued by the Company pursuant to Regulation S promulgated under the Act. Upon completion of the sale of the Debentures, GEMA received 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's Common Stock at a price of $.20 per share at any time prior to June 22, 2002. These warrants have been issued by the Company pursuant to Regulation S.

         The Company has entered into an escrow agreement, pursuant to which the Company issued 2,500,000 shares of restricted Common Stock registered in the name of Lurio & Associates, as Escrow Agent. Such shares were issued in order to ensure that they would be available if and when the holders of the Debentures elect to convert any Debentures.

         In June 1997, the Company extended the consulting agreement with Jerome
M. Wenger which had expired on March 31, 1997 for an additional four months, and authorized the issuance of 160,000 shares of Common Stock as compensation for the services to be rendered to the Company pursuant to this agreement. Pursuant thereto, 80,000 shares of such Common Stock shall be immediately issuable to Mr. Wenger and the remaining 80,000 shares shall be issued at the rate of 40,000 shares per month in June 1997 and July 1997. The Company has agreed to register these shares under the Act and such shares will be freely tradeable thereunder. In connection with the issuance of such shares, the Company will record consulting expense of approximately $50,000, approximately $36,000 of which was recorded during the quarter ending June 30, 1997.

         In June 1997, the Company authorized the issuance of 17,000 shares of Common Stock to a consultant, Robert Flaherty, as compensation for services. Such services included the preparation of public relations reports for the Company. The Company has agreed to register these shares under the Act and such shares will be freely tradeable thereunder. In connection with the issuance of such shares, the Company recorded consulting expense of approximately $7,000 in June 1997.

         In June 1997, the Company authorized the issuance of 125,000 shares of Common Stock to a consultant, Rick Joshi, as compensation for services. Such services included the preparation of public relations reports for the Company. The Company has agreed to register these shares under the Act and such shares will be freely tradeable thereunder. In connection with the issuance of such shares, the Company recorded consulting expense of approximately $50,000 in June 1997.

         Pursuant to the request of the Pennsylvania Securities Commission, Mr. Jensen has agreed that unless certain conditions are satisfied, either 4,365,000 or, alternatively, 1,030,000 shares of the Common Stock beneficially owned by him would be cancelled by the Company. In the event that any of Mr. Jensen's shares of Common Stock are cancelled, such cancelled shares would no longer be issued and outstanding shares of Common Stock. Unless and until any such shares would be cancelled, and subject to the restrictions on sale or transfer pursuant to the escrow arrangement, Mr. Jensen has retained all rights pertaining to such shares, including voting rights. See "Risk Factors - Charge to Income in the Event of Release of Escrow Shares" and "Principal Shareholders-Escrow and Cancellation Arrangements."

Authorized Shares Exceeded

         As of the date hereof, on a fully converted basis, the Company would have 55,238,966 shares of Common Stock issued and outstanding. This amount exceeds the authorized number of shares of Common Stock of 55,000,000 by 238,966 shares, thus violating various covenants contained in the Company's Articles of Incorporation, the issued and outstanding option certificates, and the various warrant agreements. In addition, the Company has authorized the issuance of 40,000 shares of Common Stock to Jerome Wenger, a consultant, in July 1997.

         All of the outstanding warrant agreements contain a covenant which states that there have been reserved, and the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the warrants.

         All of the option certificates contain a covenant which states that "the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the options." Of the issued and outstanding options to purchase 3,971,000 shares of Common Stock, as of June 30, 1997, 775,000 of these options have not vested and thus are not eligible for exercise. As of December 31, 1997, 462,500 of these options will remain unvested and not be eligible for exercise.

         The Company's Articles of Incorporation state that the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares to effect the conversion of the shares of the Preferred Stock.

         On and after January 1, 1998, each share of Preferred Stock would be convertible into 10 shares of Common Stock instead of 12 shares of Common Stock, as currently provided. On and after January 1, 1998, the accrued and unpaid dividends on the Preferred Stock would be convertible into Common Stock at the rate of $1.00 per share of Common Stock as opposed to the present conversion rate of $.83 per share of Common Stock. Based on the 861,705 shares of Preferred Stock outstanding on the date hereof and the accrued dividends thereon, the change in these conversion rates on January 1, 1998 would result in a reduction of 2,305,046 shares of the fully diluted Common Stock. However, to the extent that the holders of Preferred Stock convert their shares before such date, this anticipated reduction in the outstanding shares of Common Stock would be reduced or eliminated. Furthermore, based on the 861,705 shares of Preferred Stock outstanding on the date hereof, an additional $646,279 dividend will accrue on August 1, 1997 entitling the holders of Preferred Stock to acquire 778,650 additional shares of Common Stock. Although the Company has not made any covenants to the holders of the Preferred Stock to reserve shares of Common Stock for issuance upon conversion of the accrued dividends on the Preferred Stock, these additional dividends are automatically convertible into Common Stock at the time of the conversion of the related shares of Preferred Stock.

         The Company could remedy the violation of the above covenants by increasing the number of authorized shares of Common Stock. Any such increase must be approved by the Board of Directors of the Company and then approved by a majority vote of the shareholders of the Company. There can be no assurance that a majority of the shareholders would approve such a proposal. At this time, the Company has no intention of presenting such a proposal to the shareholders.

Common Stock

        The holder of each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders of the Company, including the election of directors. There is no cumulative voting for directors.

        The holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid.

         Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution, subject to the liquidation preference of the Preferred Stock of $10.00 per share and any unpaid and accumulated dividends on the Preferred Stock. The holders of the Common Stock do not have any preemptive rights to subscribe for or purchase shares, obligations, 1995 Warrants, 1996 Warrants, 1996-B Warrants, 1997 Warrants or other securities of the Company.

Series A Convertible Preferred Stock

         The holders of shares of Preferred Stock have the number of votes per share equal to the number of shares of Common Stock into which each such share is convertible (i.e., 1 share of Preferred Stock equals 10 votes, provided that through December 31, 1997, each share of Preferred Stock equals 12 votes). The shares of Preferred Stock are entitled to vote on all matters submitted to the vote of the shareholders of the Company, including the election of directors.

         The holders of Preferred Stock are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors. The record dates for payment of dividends on the Preferred Stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest. As of March 31, 1997 the accumulated and unpaid dividends on the Preferred Stock were $2,927,942.

         Each share of Preferred Stock is convertible at any time into 10 shares of fully issued and non-assessable Common Stock, provided that the conversion rate for each share of Preferred Stock is 12 shares of Common Stock through December 31, 1997. Accrued and unpaid dividends earned on shares of Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate $1.00 per share of Common Stock at the time of conversion and whether or not such dividends have then been declared by the Company, provided that the conversion rate is reduced to $.83 per share of Common Stock through December 31, 1997. As of March 31, 1997, a total of 28,295 shares of Preferred Stock have been converted into Common Stock and accrued and unpaid dividends thereon have been converted into 69,677 shares of Common Stock. The conversion rate of the Preferred Stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of Common Stock by the Company. Upon any liquidation, dissolution, or winding-up of the Company, the holders of Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

         The Company has the right, at any time on or after January 1, 1998, to redeem all or any part of the issued and outstanding Preferred Stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by the Company of such call, the holders of the Preferred Stock so called will have the opportunity to convert their shares of Preferred Stock and any unpaid and accumulated dividends thereon (whether or not such dividends have been declared by the Company as of such date) into shares of Common Stock.

         The Company paid a special stock dividend consisting of 3 shares of Common Stock for each share of Preferred Stock issued and outstanding on August 1, 1995. The stock dividend consisted of an aggregate of 1,908,600 shares of Common Stock.

Convertible Debentures and Related Warrants

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Debentures (the "Debentures") pursuant to an agreement with Gem Advisors Inc. (GEMA) which provided GEMA with the exclusive right to place the Debentures with qualified purchasers.

         The Debentures mature five years from issuance and earn interest at the rate of 6% per year, such interest payable in Common Stock or cash at the option of the Company at the time of conversion. At any time after 45 days from issuance, the Debentures are convertible into shares of Common Stock at the lesser of one hundred percent (100%) of the average closing bid price of the Common Stock for the five trading days immediately preceding the date of issuance or sixty-five percent (65%) of the average closing bid price of the Common Stock for the five trading days immediately preceding the conversion. At any time one year after issuance, the Company has the right to require the redemption of the Debentures at the lesser of one hundred percent (100%) of the average closing bid price of the Common Stock on the date of issuance or sixty-five percent (65%) of the average closing bid price of the Common Stock for the five trading days immediately preceding the conversion. If the Debentures have not been redeemed or converted prior to their maturity date, the entire principal amount of the Debentures shall be automatically converted into shares of Common Stock on and as of the such date. The number of shares into which the Debentures shall be converted shall be calculated in accordance with the conversion formula described above. All interest accrued on the Debentures through the Maturity Date shall be satisfied, at the Company's option, either through the issuance of shares of Common Stock or the payment of cash. Any right of the holder of a Debenture to payment of principal or interest from the Company under the Debenture shall be subordinated to the claims and rights of the holders of (1) all existing and future secured financing and all existing and future unsecured institutional financing, (2) all future purchase money financing which is secured by an encumbrance against all or any portion of the properties and/or assets of the Company, and (3) any refinancing of the type of indebtedness referred to in (1) and (2) above. The foregoing subordination shall not apply to any payment of principal or interest to a holder of the Debentures while the Company is solvent and not in default with respect to the indebtedness referred to in (1), (2) and (3) above. The Debentures do not have any voting rights. The Debentures were issued by the Company pursuant to Regulation S promulgated under the Act.

         Upon completion of the sale of the Debentures, GEMA received 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's Common Stock at a price of $.20 per share at any time prior to June 23, 2002. These warrants have been issued by the Company pursuant to Regulation S.

         The Company entered into an escrow agreement, pursuant to which the Company issued 2,500,000 shares of restricted Common Stock registered in the name of Lurio & Associates, as Escrow Agent. Such shares are being issued in order to ensure that they would be available if and when the holders of the Debentures elect to convert.

1997 Common Stock Purchase Warrants

         Each 1997 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $.20 per share through August 31, 1997 and $.40 per share thereafter, subject to reduction at any time by the Company. The 1997 Warrants are exercisable at any time prior to July 3, 2002, or such later date as may be determined by the Company.

         The 1997 Warrants have been issued pursuant to a warrant agreement (the "1997 Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, the warrant agent.

     The exercise price of the 1997 Warrants and the number of shares of Common Stock issuable upon exercise of the 1997 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1997 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1997 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1997 Warrants.

1996-B Common Stock Purchase Warrants

     Each 1996-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $.20 per share through August 31, 1997 and $.30 per share thereafter, subject to reduction at any time by the Company. The 1996-B Warrants are exercisable at any time prior to February 28, 2002 or such later date as may be determined by the Company. As of May 31, 1997, none of the 1996-B Warrants have been exercised and 374,000 remain outstanding.

     The 1996-B Warrants have been issued pursuant to a warrant agreement dated as of February 28, 1997 (the "1996-B Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, the warrant agent.

     The exercise price of the 1996-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1996-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1996-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1996-B Warrants.

1996 Common Stock Purchase Warrants

     Each 1996 Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $.50, or such lower price as may be determined by the Company from time to time. The 1996 Warrants are exercisable at any time through May 31, 2001, or such later date as may be determined by the Company ("1996 Warrant Termination Date"). The exercise price of the 1996 Warrants had been reduced by the Company to $.20 during the period of time from November 1, 1996 through February 28, 1997. As of May 31, 1997, an aggregate of 3,202,000 1996 Warrants have been exercised, all at $.20, and 1,998,000 remain unexercised.

     The 1996 Warrants have been issued pursuant to a 1996 Warrant Agreement dated as of May 1, 1996, by and between the Company and American Stock Transfer & Trust Company, the warrant agent.

     The Company has, at its expense, registered for resale the Common Stock underlying the 1996 Warrants under the Act, and has exempted from registration such Common Stock for resale in those states in which the holders of the 1996 Warrants are located.

     The exercise price of the 1996 Warrants and the number of shares of Common Stock issuable upon exercise of the 1996 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1996 Warrant holders shall, at the option of the Company, be required to exercise the 1996 Warrants immediately prior to the closing of the transaction, or such 1996 Warrants shall automatically expire. Upon such exercise, the 1996 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1996 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1996 Warrant Termination Date.

1995 Common Stock Purchase Warrants

     Each 1995 Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $.50, or such lower exercise price as may be determined by the Company from time to time. The exercise price of the 1995 Warrants had been reduced by the Company to $.30 during the period of time from February 12, 1996 through June 30, 1996. As of the date hereof, a total of 3,686,000 1995 Warrants have been exercised, all at $.30, generating gross proceeds of $1,105,800. There are 1,414,000 unexercised 1995 Warrants as of May 31, 1997. The 1995 Warrants are exercisable at any time through January 31, 2001, or such later date as may be determined by the Company ("1995 Warrant Termination Date").

     The 1995 Warrants have been issued pursuant to a 1995 Warrant Agreement dated as of June 21, 1995, by and between the Company and American Stock Transfer & Trust Company, the warrant agent.

     The Company has registered for resale the Common Stock underlying the 1995 Warrants under the Act, and has registered or exempted from registration such Common Stock for resale in those states in which the holders of the 1995 Warrants are located.

     The exercise price of the 1995 Warrants and the number of shares of Common Stock issuable upon exercise of the 1995 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1995 Warrant holders shall, at the option of the Company, be required to exercise the 1995 Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the 1995 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1995 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1995 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1995 Warrant Termination Date.

Shares Eligible for Future Sale

         Of the 26,760,227 shares of Common Stock issued and outstanding on March 31, 1997, 13,940,627 are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 12,819,600 were "restricted securities" subject to resale under Rule 144 promulgated under the Act. As of March 31, 1997, there were 797,255 shares of Preferred Stock issued and outstanding, 284,955 of which are freely transferable without further registration or restriction under the Act (other than shares held by "affiliates" of the Company), and the remaining 512,300 are "restricted securities" subject to resale under Rule 144 promulgated under the Act. The 797,255 shares of Preferred Stock issued and outstanding on March 31, 1997 were convertible into 9,567,060 shares of Common Stock. Of such shares of Common Stock, 6,147,600 would be fully transferable without registration or restriction under the Act and 3,419,460 would be "restricted securities" within the meaning of Rule 144.

         As set forth in the prior paragraph, as of March 31, 1997 there were 12,819,600 shares of Common Stock and 512,300 shares of Preferred Stock which were "restricted securities" and cannot be resold without registration, except in reliance upon Rule 144 or another applicable exemption from registration. All of such shares of Common Stock are currently subject to resale pursuant to Rule
144. Of such shares of Preferred Stock, 502,950 are currently subject to sale pursuant to Rule 144 and the remaining 9,350 would become eligible for sale under Rule 144 during January and February 1998.

The Company is unable to predict the effect that sales made under Rule 144 or otherwise may have on the market price of the Common Stock or Preferred Stock prevailing at the time of any such sales.

         As of March 31, 1997, there are outstanding options to acquire 3,816,000 shares of Common Stock, 220,000 of which are exercisable at $.05 per share, 2,565,000 of which are exercisable at $.25 per share, 700,000 of which are exercisable at $.45 per share, 110,000 of which are exercisable at $.50 per share and 221,000 of which are exercisable at $.65 per share. All of the foregoing options have been issued to officers, directors, employees or consultants of the Company. There are also outstanding purchase rights to acquire 157,300 shares of Common Stock at $1.00 per share. All of such Common Stock, if issued on the date hereof, would be "restricted securities" as defined in Rule 144 promulgated under the Act. In connection with the options exercisable at $.25 and $.65 per share, the Company had planned, at its cost and expense, to file a registration statement under the Act and applicable state securities laws covering the resale of the Common Stock underlying the options. In March 1997, the Board of Directors decided to indefinitely postpone the preparation and filing of such registration statement. As of March 31, 1997, there are also 1,414,000 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1995 Warrants, 1,998,000 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1996 Warrants and 374,000 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1996-B Warrants. Such Common Stock, if issued, will be freely tradeable under the Act.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

        As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), the Company's By-laws provide that Directors of the Company will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of the Company's Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock, Preferred Stock, 1995 Warrants, 1996 Warrants, 1996-B Warrants and 1997 Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


                              PLAN OF DISTRIBUTION

        The Common Stock is being registered to permit public secondary trading of the Common Stock by the Selling Shareholders from time to time after the date of this Prospectus. The Company has agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the Common Stock covered by this Prospectus.

         The Common Stock offered by the Selling Shareholders pursuant to this Prospectus may be sold from time to time by the Selling Shareholders. The sale of the Common Stock offered hereby by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

         The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock and will pay all selling commissions, if any, applicable to the sale of the Common Stock. The Company is responsible for all other expenses incident to the offer and sale of the Common Stock.

         In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless it has been registered or qualified for resale by the Selling Shareholder in the applicable state or an exemption from the registration or qualification requirement is available and complied with.


                                  LEGAL MATTERS

         The validity of the Common Stock has been passed upon for the Company by Lurio & Associates, Philadelphia, Pennsylvania. Lurio & Associates is the beneficial owner of an aggregate of 2,500,000 shares of Common Stock which were issued to the firm as Escrow Agent in connection with the issuance of an aggregate of $500,000 of Debentures in June 1997. The shares of Common Stock are being issued and held in escrow in order to ensure that they are available to the holders of the Debentures upon any conversion of the Debentures. See "Description of Securities -- Convertible Debentures and Related Warrants."


                                     EXPERTS

         The financial statements of USA Technologies, Inc. at June 30, 1996 and 1995, and for each of the two years in the period ended June 30, 1996, and for the period January 16, 1992 (inception) through June 30, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon (which contain an explanatory paragraph with respect to the Company's ability to continue as a going concern as discussed in Note 2 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                             USA TECHNOLOGIES, INC.
                       (A Development Stage Corporation)

Report of Independent Auditors                                       F-2

Balance Sheets                                                       F-3

Statements of Operations                                             F-4

Statement of Shareholders' Equity                                    F-5

Statements of Cash Flows                                             F-8

Notes to Financial Statements                                        F-10

                         Report of Independent Auditors

To the Board of Directors and Shareholders
USA Technologies, Inc.

We have audited the accompanying balance sheets of USA Technologies, Inc. (A Development Stage Corporation) as of June 30, 1996 and 1995, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 1996 and the period January 16, 1992 (inception) through June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Technologies, Inc. at June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1996 and for the period January 16, 1992 (inception) through June 30, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations from its inception and its accumulated deficit through June 30, 1996, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.



                                               /s/  Ernst & Young LLP


Philadelphia, Pennsylvania
August 9, 1996, except for Note 12, as
to which the date is September 10, 1996

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                                 Balance Sheets



                                                                            June 30,                      March 31,
                                                                     1996              1995                 1997
                                                              ------------------------------------------------------
                                                                                                          (Unaudited)
Assets
Current assets:
    Cash                                                         $   1,773,356      $     376,191    $     381,934
    Trade receivables                                                        -                  -          135,443
    Inventory                                                          426,391                  -          420,760
    Stock subscriptions receivable                                     106,350             50,000                -
    Prepaid expenses and deposits                                        3,614              3,137            4,012
                                                              ------------------------------------------------------
Total current assets                                                 2,309,711            429,328          942,149

Property and equipment, at cost, net                                   235,214            207,383          201,186
Other assets                                                            42,446              4,832           10,000
                                                              ------------------------------------------------------
Total assets                                                     $   2,587,371      $     641,543    $   1,153,335
                                                              ======================================================

Liabilities and shareholders' equity Current liabilities:
    Accounts payable                                             $     301,849      $     193,815    $     252,633
    Accrued expenses                                                    41,559             19,352           89,988
    Current obligation under capital lease                               9,048              4,777           17,373
    Note payable                                                             -              4,166                -
                                                              ------------------------------------------------------
Total current liabilities                                              352,456            222,110          359,994

Obligation under capital lease, less current portion                    21,209                  -           28,812
Accrued rent                                                            13,516             25,000           25,525
                                                              ------------------------------------------------------
Total liabilities                                                      387,181            247,110          414,331

Shareholders' equity:
   Preferred Stock, no par value:
     Authorized shares - 1,200,000
     Series A Convertible issued and outstanding
       shares - 796,025 and 491,100 at June 30, 1996
       and 1995, respectively and 797,255 at March 31,
       1997 (unaudited) (Liquidation preference of
       $9,718,740 at June 30, 1996 and $10,900,492 at
       March 31, 1997 (unaudited)                                    6,776,132          4,057,372        6,800,530
   Common Stock, no par value:
     Authorized shares - 55,000,000
     Issued and outstanding shares - 23,023,976 and
     18,254,300 at June 30, 1996 and 1995,
     respectively and 26,760,227 at March 31,
     1997 (unaudited)                                                2,720,201            909,172        3,576,160
   Deficit accumulated during the development
     stage                                                          (7,296,143)        (4,572,111)      (9,637,686)
                                                              ------------------------------------------------------
Total shareholders' equity                                           2,200,190            394,433          739,004
                                                              ------------------------------------------------------
Total liabilities and shareholders' equity                       $   2,587,371      $     641,543    $   1,153,335
                                                              ======================================================

See accompanying notes.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                            Statements of Operations




                                                                                                            January 16, 1992
                                                                                                           (date of inception)
                                                                           Nine months ended                      through
                                               Year ended June 30              March 31,                    June 30,     March 31,
                                             1996             1995        1997            1996               1996          1997
                                        --------------------------------------------------------------------------------------------
                                                                        (Unaudited)    (Unaudited)                       (Unaudited)
Revenue:
    Equipment Sales                      $          -   $          -    $    189,514  $         -      $          -     $  189,514
    License fee                                52,979         10,679          77,441       36,302            63,658        141,099
    Interest and Other                         31,868         11,569          14,039       25,263            53,404         67,443
                                        -------------------------------------------------------------------------------------------
Total revenue                                  84,847         22,248         280,994       61,565           117,062        398,056

Costs and expenses:
    Cost of Goods Sold                              -              -         158,867            -                 -        158,867
    General and administrative              1,449,889        698,600       1,482,870    1,043,603         2,865,523      4,348,393
    Compensation                              903,398        688,385         732,621      649,699         2,465,776      3,198,397
    Depreciation and amortization              72,016         15,468          74,819       15,318            98,394        173,213
    Advertising                                61,392         67,740          83,988       45,115           353,002        436,990
    Provision for losses on equipment          44,100        148,615          46,541            -           400,715        447,256
    Interest                                    5,749         49,190          14,780        4,240           126,611        141,391
    Costs incurred in connection with                                                                                            0
       abandoned private placement                  -              -               -            -            50,000         50,000
                                        -------------------------------------------------------------------------------------------
Total costs and expenses                    2,536,544      1,667,998       2,594,486    1,757,975         6,360,021      8,954,507
                                        -------------------------------------------------------------------------------------------

Net loss                                   (2,451,697)    (1,645,750)     (2,313,492)  (1,696,410)     $ (6,242,959)   $(8,556,451)
                                        ===========================================================================================

Cumulative preferred dividends               (954,300)      (503,874)     (1,169,452)    (954,300)
                                        -----------------------------------------------------------
Loss applicable to common shares         $ (3,405,997)  $ (2,149,624)   $ (3,482,944) $(2,650,710)
                                        ===========================================================
Loss per common share                    $       (.23)  $       (.19)   $      (0.17) $     (0.18)
                                        ===========================================================
Weighted average number of common
    shares outstanding                     14,908,904     11,428,486      20,114,083   14,760,322
                                        ===========================================================



See accompanying notes.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                       Statements of Shareholders' Equity

                                                                                                Deficit
                                                                Series A                      Accumulated
                                                              Convertible                      During the
                                                               Preferred         Common       Development
                                                                 Stock            Stock          Stage             Total
                                                           --------------------------------------------------------------------
Balance, January 16, 1992, inception                          $          -        $      -  $            -   $             -
    Issuance of stock:
      April 1992-10,500,000 shares of Common Stock
        at $.001 per share                                               -          10,500               -            10,500
      May 1992-10,000 shares of Convertible Preferred
        Stock at $9.98 per share                                    99,800               -               -            99,800
      June 1992-100,000 shares of Common Stock
        at $.001 per share                                               -             100               -               100
    Net loss                                                             -               -          (1,848)           (1,848)
                                                           --------------------------------------------------------------------
Balance, June 30, 1992                                              99,800          10,600          (1,848)          108,552
    Issuance of stock:
      September 1992-15,000 shares of Convertible
        Preferred Stock at $9.97 per share                         149,550               -               -           149,550
      September 1992- 450,000 shares of Common
        Stock at $.001 per share                                         -             450               -               450
      April 1993-400,000 shares of Common
        Stock at $.001 per share                                         -             400               -               400
      June 1993-695,000 shares of Common
        Stock at $.001 per share                                         -             695               -               695
      June 1993-142.2 units (142,200 shares, net of
        offering costs, of Convertible Preferred
        Stock at $9.97 per share and 4,266,000 shares of
        Common Stock at $.001 per share)                         1,266,439           3,815               -         1,270,254
    Net loss                                                             -               -        (899,547)         (899,547)
                                                           --------------------------------------------------------------------
Balance, June 30, 1993                                           1,515,789          15,960        (901,395)          630,354
      September 1993 - 110,000 shares of Common
        Stock at $.001 per share                                         -             110               -               110
      February 1994 - 79,522 units (79,522 shares, net of
        offering costs, of Convertible Preferred Stock at
        $9.99 per share and 556,654 shares of Common
        Stock at $.001 per share)                                  624,824             438               -           625,262
      March 1994 - 34,960 units (34,960 shares, net of
        offering costs, of Convertible Preferred Stock at
        $9.99 per share and 244,720 shares of Common
        Stock at $.001 per share)                                  288,591             202               -           288,793
      June 1994 - 15,940 units (15,940 shares, net of
        offering costs, of Convertible Preferred Stock at
        $9.99 per share and 111,580 shares of Common
        Stock at $.001 per share)                                   75,196              52               -            75,248
    Net loss                                                             -               -      (1,244,117)       (1,244,117)
                                                           --------------------------------------------------------------------
Balance, June 30, 1994                                           2,504,400          16,762      (2,145,512)          375,650

                                  - continued -

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                 Statements of Shareholders' Equity (continued)

                                                                                              Deficit
                                                              Series A                      Accumulated
                                                             Convertible                     During the
                                                              Preferred        Common       Development
                                                                Stock           Stock          Stage            Total
                                                          -----------------------------------------------------------------

July 1994 --5,092 units (5,092 shares, net of offering
    costs, of Convertible Preferred Stock at $9.99 per
    share and 35,644 of Common Stock at $.001 per
    share)                                                    $     37,248   $        26   $             -  $       37,274
August 1994--9,132 units (9,132 shares, net of offering
    costs, of Convertible Preferred Stock at $9.99 per
    share and 63,924 of Common Stock at $.001 per
    share)                                                          66,801            47                 -          66,848
September 1994--4,935 units (4,935 shares, net of
    offering costs, of Convertible Preferred Stock
    at $9.99 per share and 34,545 of Common Stock at
    $.001 per share)                                                36,098            25                 -          36,123
October 1994--12,205 units (12,205 shares, net of
    offering costs, of Convertible Preferred Stock at
    $9.99 per share and 85,435 of Common Stock at $.001
    per share)                                                      88,895            62                 -          88,957
October 1994--cancellation of 900,000 shares of Common
    Stock                                                                -             -                 -               -
November 1994--11,478 units (11,478 shares, net of
    offering costs, of Convertible Preferred Stock at
    $9.99 per share and 80,346 of Common Stock at $.001
    per share)                                                      83,600            59                 -          83,659
December 1994--16,430 units (16,430 shares, net of
    offering costs, of Convertible Preferred Stock at
    $9.99 per share and 115,010 of Common Stock at $.001
    per share)                                                     119,668            84                 -         119,752
January 1995--12,225 units (12,225 shares, net of
    offering costs, of Convertible Preferred Stock at
    $9.99 per share and 85,575 of Common Stock at $.001
    per share)                                                     102,244            71                 -         102,315
February 1995--98,081 units (98,081 shares, net of
    offering costs, of Convertible Preferred Stock at
    $9.99 per share and  686,567 of Common Stock at
    $.001 per share)                                               820,298           575                 -         820,873
March 1995--cancellation of 1,100,000 shares of Common
    Stock                                                                -             -                 -               -
April 1995 - June 1995 - issuance of 150,000 shares of
    Common Stock in exchange for consulting services                     -        99,750                 -          99,750
June 1995--24.9 units (24,900 shares, net of offering
    costs, of Convertible Preferred Stock at $10 per
    share) of which 5 units were subscribed                        206,382             -                 -         206,382
June 1995 - issuance of options to purchase 10,000
    shares of Common Stock at $.25 per share in exchange
    for services                                                         -         2,600                 -           2,600
June 1995 - conversion of 1,000 shares of Convertible
    Preferred Stock to 10,000 shares of Common Stock                (8,262)        8,262                 -               -
Net loss                                                                 -            -         (1,645,750)     (1,645,750)
Common stock dividend to be distributed - 3 shares of
    Common Stock for each outstanding share of
    Convertible Preferred Stock on August 1, 1995
    (1,473,300 shares as of June 30, 1995)                               -       780,849          (780,849)              -
                                                          ------------------------------------------------------------------
Balance, June 30, 1995                                           4,057,372       909,172        (4,572,111)        394,433

                                  - continued -

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                 Statements of Shareholders' Equity (continued)

                                                                                                  Deficit
                                                               Series A                         Accumulated
                                                             Convertible                         During the
                                                              Preferred          Common         Development
                                                                Stock             Stock            Stage             Total
                                                           ----------------------------------------------------------------------
July 1995 - 145.1 units (145,100 shares, net of
    offering costs, of Convertible Preferred Stock            $  1,441,185     $          -     $           -     $  1,441,185
    at $10 per share)
July 1995 - September 1995 - issuance of 100,000
    shares of Common Stock in exchange for                               -           50,000                 -           50,000
    consulting services
July 1995 - Common Stock options exercised - 180,000
    shares at $.05 per share                                             -            9,000                 -            9,000
August 1995 - Common stock dividend distributed -3
    shares of Common Stock for each outstanding
    share of Preferred Stock on August 1, 1995                           -          230,709          (230,709)               -
    (435,300 shares)
October 1995 - Common Stock options exercised-100,000
    shares at $.05 per share                                             -            5,000                 -            5,000
January 1996 - issuance of 30,000 shares of Common
    Stock in exchange for consulting services                            -           14,205                 -           14,205
February 1996 - issuance of 50,000 shares of
    Convertible
    Preferred Stock at $4.00 per share                             200,000                -                 -          200,000
February 1996 - Common Stock warrants exercised-
    145,500 at $.40 per warrant                                          -           58,200                 -           58,200
March 1996 - Common Stock warrants exercised-
    125,500 at $.40 per warrant                                          -           50,200                 -           50,200
March 1996 - issuance of 300,000 shares of Common
    Stock in exchange for consulting services                            -          183,000                 -          183,000
March 1996 - cancellation of 305,000 shares of
    Common Stock                                                         -                -                 -                -
April 1996 - Common Stock warrants exercised -
    264,000 at $.30 per warrant                                          -           79,200                 -           79,200
May 1996 - Common Stock warrants exercised -
    381,000 at $.30 per warrant                                          -          114,300                 -          114,300
Refund to warrant holders due to the reduction of
    the 1995 Common Stock warrant exercise price
    from $.40 per warrant to $.30 per warrant                            -          (27,100)                -          (27,100)
May 1996 - conversion of 20,175 shares of
    Convertible Preferred Stock to 201,750 shares of              (171,689)         171,689                 -                -
    Common Stock
May 1996 - conversion of $41,626 of cumulative preferred
    dividends into 41,626 shares of Common
    Stock at $1.00 per share                                             -           41,626           (41,626)               -
June 1996 - Common Stock warrants exercised -
    2,770,000 at $.30 per warrant                                        -          831,000                 -          831,000
June 1996 - 130 units (130,000 shares, net of
    offering costs, of Convertible Preferred Stock
    at $10 per share)                                            1,249,264                -                 -        1,249,264
Net loss                                                                 -                -        (2,451,697)      (2,451,697)
                                                      -------------------------------------------------------------------------

                                  - continued -

Balance, June 30, 1996                                           6,776,132        2,720,201        (7,296,143)       2,200,190
October 1996-issuance of 250,000 shares
    of Common Stock in exchange for
    consulting services (unaudited)                                      -          117,500                 -          117,500
October 1996-issuance of 15,000 shares
    of Common Stock in exchange for
    consulting services (unaudited)                                      -            8,000                 -            8,000
November 1996-conversion of 2,030 shares of
    Convertible Preferred Stock to 20,300 shares
    of Common Stock (unaudited)                                    (17,275)          17,275                 -               -
November 1996-conversion of $4,868 of
    cumulative preferred dividends into 4,868
    shares of Common Stock at $.001 per share) (unaudited)               -            4,868            (4,868)              -
December 1996-Common Stock warrants
    exercised- 2,345,000 at $.20 per warrant (unaudited)                 -          469,000                 -          469,000
January/February 1997 - sale of 9,350 shares
     of Convertible Preferred Stock at
     $10.00 per share (unaudited)                                   93,500                                              93,500
January/February/March 1997 - Common Stock warrants
     exercised - 857,000 at $.20 per warrant, net
     of offering costs (unaudited)                                                  107,106                            107,106
March 1997 - issuance of 160,000 shares in exchange
     for consulting services (unaudited)                                             57,200                             57,200
January-March 1997-conversion of 6,090 shares of
     Convertible Preferred Stock to 60,900 shares
     of Common Stock (unaudited)                                   (51,827)          51,827                                  0
January-March 1997-conversion of $23,183 of
     cumulative preferred dividends into 23,183
     shares of Common Stock at $1.00 per share
     (unaudited)                                                                     23,183           (23,183)
Net loss (unaudited)                                                                               (2,313,492)      (2,313,492)
                                                      -------------------------------------------------------------------------
Balance, March 31, 1997 (unaudited)                           $  6,800,530     $  3,576,160     $  (9,637,686)     $   739,004
                                                      =========================================================================

See accompanying notes.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                            Statements of Cash Flows




                                                                                                             January 16, 1992
                                                                                                            (date of inception)
                                                                              Nine months ended                   through
                                                  Year ended June 30               March 31,              June 30,      March 31,
                                                  1996          1995         1997           1996            1996          1997
                                             ---------------------------------------------------------------------------------------
                                                                           (Unaudited)   (Unaudited)                   (Unaudited)
Operating activities
Net loss                                      $(2,451,697)  $(1,645,750) $(2,313,492)    $(1,696,410)   $(6,242,959)   $(8,556,451)
Adjustments to reconcile net loss to net
  cash used by operating activities:
       Depreciation and amortization               72,016        15,468       74,819          15,318         98,394        173,213
       Provision for losses on equipment           44,100       148,615            -               -        383,756        383,756
       Compensation charges incurred in
          connection with the issuance
          of Common Stock and Common Stock
          options                                 247,205       102,350      182,700         247,205        349,555        532,255
       Changes in operating assets and
          liabilities:
          Trade receivables                             -             -     (135,443)              -              -       (135,443)
          Inventory                              (426,391)            -        5,631               -       (426,391)      (420,760)
          Prepaid expenses, deposits, and
              other assets                        (38,746)        1,900       32,048          38,763        (53,395)       (21,347)
          Accounts payable                        150,252        72,404      (49,216)         66,268        402,121        352,905
          Accrued expenses                         10,723       (48,728)      59,703           5,250          5,803         65,506
                                             ---------------------------------------------------------------------------------------
Net cash used by operating activities          (2,392,538)   (1,353,741)  (2,143,250)     (1,323,606)    (5,483,116)    (7,626,366)

Investing activities
Purchase of property and equipment               (112,443)     (213,370)     (17,586)       (445,511)      (723,105)      (740,961)
Proceeds from sale of property and equipment        3,539             -            -          51,000          3,539          3,539
                                             ---------------------------------------------------------------------------------------
Net cash used by investing activities            (108,904)     (213,370)     (17,856)       (394,511)      (719,566)      (737,422)
                                             ---------------------------------------------------------------------------------------

Financing activities
Net proceeds from issuance of Common Stock      1,013,450           949      682,456         122,400      1,031,161      1,713,617
Net proceeds from issuance of Convertible
    Preferred Stock                             2,940,449     1,511,234       93,500       1,641,185      6,956,083      7,049,583
Repayment of note payable-other                    (4,166)       (4,565)           -          (2,330)        (2,298)        (2,298)
Proceeds (Payments) on capital lease
    obligation                                     (8,908)            -       (6,272)         (4,777)        (8,908)       (15,180)
Change in accounts payable and accrued
    expenses relating to the private
     placement offering                           (42,218)       42,218            -               -              -              -
Change in accounts payable relating to the
    initial public offering                             -       (50,746)           -               -              -              -
                                             ---------------------------------------------------------------------------------------
Net cash provided by financing activities       3,898,607     1,499,090      769,684       1,756,478      7,976,038      8,745,722
                                             ---------------------------------------------------------------------------------------

Net increase (decrease) in cash                 1,397,165       (68,021)  (1,391,422)         38,361      1,773,356        381,934
Cash at beginning of period                       376,191       444,212    1,773,356         376,191              -              -
                                             ---------------------------------------------------------------------------------------
Cash at end of period                         $ 1,773,356   $   376,191  $   381,934     $   414,552    $ 1,773,356     $  381,934
                                             =======================================================================================

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                      Statements of Cash Flows (continued)





                                                                                                        January 16, 1992
                                                                                                       (Date of Inception)
                                                                                                              through
                                                                                                     -------------------------
                                           Year ended June 30           Nine Months ended March 31     June 30,    March 31,
                                           1996           1995            1997             1996          1996         1997
                                       -------------------------     -----------------------------   -------------------------
                                                                       (unaudited)     (unaudited)                 (unaudited)
Supplemental disclosure
  of cash flow information

Cash paid during the year
  for interest                         $        -      $  92,483     $       -        $        -     $   92,483     $   92,483
                                       =========================     ===========================     =========================

Common stock dividend                  $  230,709      $ 780,849     $       -        $  230,709     $1,011,558     $1,011,558
                                       =========================     ===========================     =========================

Stock subscription receivable          $  106,350      $  50,000     $       -        $        -     $        -     $        -
                                       =========================     ===========================     =========================

Conversion of Convertible
  Preferred Stock to Common Stock      $  171,689      $   8,262     $  69,102        $        -     $  179,951     $  249,053
                                       =========================     ===========================     =========================

Conversion of Cumulative Preferred
   Dividends to Common Stock           $   41,626      $       -     $  28,051        $        -     $   41,626     $   69,677
                                       =========================     ===========================     =========================

Capital lease obligation               $   34,338      $       -     $  27,972        $        -     $        -     $       -
                                       =========================     ===========================     =========================



See accompanying notes.

                             USA Technologies, Inc.
                        (A Development Stage Corporation)

                          Notes to Financial Statements

                                  June 30, 1996

1. Business

USA Technologies, Inc. a Pennsylvania corporation (the "Company"), was incorporated on January 16, 1992. In May 1995, the Company changed its name from USA Entertainment Center, Inc. to USA Technologies, Inc. to more accurately reflect its business. Substantially all of the Company's activities to date have been devoted to raising capital, developing markets, and starting up operations. The Company intends to become the leading provider and licenser of credit card activated control systems for the vending, copying, debit card, and personal computer industries. The Company's products make available credit card payment technology in connection with the sale of various products and services.


Through June 30, 1996 and 1995 and March 31, 1997, respectively, the Company installed 77, 42 and 61 Credit Card Copy ExpressTM control systems; 24, 9 and 35 Credit Card Debit ExpressTM control systems, and at June 30, 1996 and March 31, 1997, 21 and 41 Computer ExpressTM control systems at various colleges, universities and public libraries. The Company generally retains twenty to thirty percent of the gross revenues in connection with the machines. Through June 30, 1996 and March 31, 1997, the total gross revenues received by the Company from these systems has been nominal.


The Company has also licensed and installed refreshments centers which utilize the Credit Card Vending ExpressTM control system. The Company licensed its Credit Card Vending ExpressTM technology to an apparel manufacturer to be used in connection with the sale from a vending machine of T-shirts, windbreakers, and tote bags. The Company generally retains 20% of the gross revenues from such systems. Through June 30, 1996, the total gross revenues to the Company from these machines were nominal. Subsequent to June 30, 1996, the apparel manufacturer terminated its agreement with the Company effective September 30, 1996.

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)



2. Accounting Policies

Basis of Financial Statement Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has been in the development stage since its inception in 1992 and has incurred losses from operations since its inception through June 30, 1996 amounting to $6.2 million. The Company's working capital has been substantially reduced due to operating losses incurred subsequent to June 30, 1996. Such losses are expected to continue in fiscal year 1997. Additionally, the Company has implemented a plan to sell its proprietary control systems, and accordingly, the Company will require additional capital to maintain the required inventory levels. These factors combined with the significant working capital required in the future raise substantial doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will provide for the Company to continue as a going concern. Such actions include the generation of revenues from operations, raising capital from the exercise of the 1995 and 1996 Common Stock purchase warrants, and/or the deferral of anticipated expenditures in order to satisfactorily meet its obligations.

Interim Financial Information



The financial statements and disclosures included herein for the nine months ended March 31, 1997 and 1996, and for the date of inception through March 31, 1997 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments consisting of adjustments of a normal and recurring nature which, in the opinion of management, are necessary for a fair presentation of the Company's financial position and the results of its operations and cash flows.



Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over three to seven years for financial statement purposes and accelerated methods for income tax reporting purposes.

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

2. Accounting Policies (continued)

Revenue Recognition


License fee revenue is recognized upon the usage of the Company's credit card activated control systems. Revenue from the sale of equipment is recognized upon installation and customer acceptance.


Research and Development

Research and development costs are charged to operations as incurred. Such research and development costs amounted to approximately $224,000 and $130,000 for the years ended June 30, 1996 and 1995, respectively, and approximately $393,000 for the period January 16, 1992 (date of inception) to June 30, 1996. These costs are reflected in general and administrative and compensation in the accompanying financial statements.

Income Taxes

The Company provides for income taxes using the asset and liability approach whereby deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Such differences result from differences in the timing of recognition by the Company of certain accrued expenses, and the periods of amortization and depreciation of certain assets.

Loss Per Common Share

Loss per common share is based on the weighted average number of common shares outstanding during the year. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock and cumulative preferred dividends was assumed because the exercise of these securities would be antidilutive. The 4,365,000 common shares held in escrow (Note 11) are not considered outstanding for purposes of calculating the loss per common share for all periods presented.

Accounting for Stock Options

During the fiscal year ended June 30, 1997, the Company will adopt the Financial Accounting Standards Board Statement No. 123 (SFAS 123), "Accounting for Stock Based Compensation." SFAS 123 provides companies with a choice to follow the provision of SFAS 123 in the determination of stock-based compensation expenses or to continue with the provisions of APB 25, "Accounting for Stock Issued to Employees." The Company will continue to follow APB 25 and will provide pro forma disclosures as required by SFAS 123. SFAS 123 will not have an impact on the Company's financial condition or results of operations.

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


3. Property and Equipment

Property and equipment consist of the following:



                                                June 30
                                        1996                1995          March 31, 1997
                                 ---------------------------------------------------------
                                                                            (unaudited)
Control systems                     $    261,387        $    161,323      $    269,888
Furniture and equipment                   55,582              52,919            73,437
Vehicles                                  10,259              17,333            10,259
                                 ---------------------------------------------------------
                                         327,228             231,575           353,584
Less accumulated depreciation             92,014              24,192           152,398
                                 ---------------------------------------------------------
                                    $    235,214        $    207,383      $    201,186
                                 =========================================================




The Company discontinued the Golfers OasisTM vending machine control systems and an agreement was entered into with the manufacturer of the machines to repurchase certain of the machines at an amount significantly below the purchase amount. Accordingly, the Company has recorded a charge for the permanent impairment to the carrying value of the related assets of $44,160 and $149,000, respectively, during the years ended June 30, 1996 and 1995.

4. Accrued Expenses

Accrued expenses consist of the following:



                                                 June 30
                                         1996                1995        March 31, 1997
                                 --------------------------------------------------------
                                                                           (unaudited)
Accrued rent                         $    34,104         $    19,000      $   25,850
Accrued payroll                                -                   -          21,082
Accrued other                              7,455                 352          43,056
                                 --------------------------------------------------------
                                     $    41,559         $    19,352      $   89,988
                                 ======================================= =================

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

5. Related Party Transactions

During July 1996, the Company formalized certain agreements with two Directors of the Company who performed consulting services during fiscal year 1996. During the year ended June 30, 1996, $98,600 was paid for such services performed.

At June 30, 1996 and 1995 and March 31, 1997, approximately $14,000, $19,000 and $48,000, respectively, of the Company's accounts payable are due to several shareholders for various legal and technical services performed.

6. Commitments

The Company conducts its operations from various facilities under operating leases. Rental expense under such arrangements was approximately $69,000 and $72,000, respectively during the years ended June 30, 1996 and 1995 and $233,000 for the period January 16, 1992 (date of inception) to June 30, 1996.

The Company closed its storage facility in Jacksonville, Florida during the year ended June 30, 1995. Accordingly, a $44,000 charge to operations was recorded during 1995 representing the future minimum lease payments due under the related leases net of anticipated sub-lease payments.

During fiscal year 1996, the Company entered into an agreement to lease $34,400 of computer equipment which has been accounted for as a capital lease. This computer equipment is included in control systems at June 30, 1996. Lease amortization of $5,700 is included in depreciation expense for the year ended June 30, 1996.

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


6. Commitments (continued)

Future minimum lease payments subsequent to June 30, 1996 under capital and noncancellable operating leases are as follows:

                                                                    Capital         Operating
                                                                    Leases            Leases
                                                               -----------------------------------
1997                                                                 $15,753          $  89,000
1998                                                                  15,753             20,000
1999                                                                  10,502              3,000
                                                               -----------------------------------
Total minimum lease payments                                          42,008           $112,000
                                                                                 =================
Less amount representing interest (25% per annum)                     11,751
                                                               ------------------
Present value of net minimum lease payments                           30,257
Less current obligation under capital lease                            9,048
                                                               ------------------
Obligation under capital lease, less current portion                 $21,209
                                                               ==================

During February 1996, the Company entered into an agreement with a vendor whereby it committed to acquire 250 control system units. As of June 30, 1996, 174 units were received and approximately $99,000 was included in accounts payable in connection with this obligation. An additional $43,000 will be payable upon the delivery of the remaining 76 units during fiscal year 1997.

During February 1996, the Company entered into an agreement with a consulting firm whereby the Company committed to pay this firm $50,000, and issued 300,000 shares of the Company's Common Stock which were registered with the Securities and Exchange Commission. Subsequent to June 30, 1996, the Company extended its agreement with this consulting firm providing for the issuance of an additional 250,000 shares of its Common Stock. Through June 30, 1996, $22,000 of the commitment was paid in accordance with the agreement. An additional $28,000 is payable at $4,000 per month from July 15, 1996 through January 15, 1997.

The Company has several employment agreements with its officers, none of which extend beyond one year.

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


7. Income Taxes

At June 30, 1996 and 1995, the Company had a net tax operating loss carryforward of approximately $5,176,000 and $2,565,000, respectively, to offset future taxable income expiring through 2011. At June 30, 1996 and 1995, respectively, the Company recorded a deferred tax asset of $2,537,000 and $1,564,000, which were reduced by a valuation allowance of same amounts. The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes principally related to the accounting for preoperating costs and research and development costs and net operating loss carryforwards.

As of June 30, 1993, the timing and manner in which the Company can utilize operating loss carryforwards and future tax deductions for capitalized items in any year was limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. The Company believes that such limitation will have an impact on the ultimate realization of its carryforwards and future tax deductions (generated through June 30, 1993). Cumulative losses generated for income tax purposes from June 30, 1994 through June 30, 1996, are not expected to be subject to the limitation.

8. Preferred Stock



The Preferred Stock authorized may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to ten votes and is convertible at any time into ten shares of Common Stock. Series A Convertible Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 1996 and 1995, and March 31, 1997 amounted to $1,758,490, $845,816 and $2,927,942
(unaudited), respectively. Cumulative unpaid dividends are convertible into common shares at $.83 per common share through December 31, 1997 and at $1.00 per common share any time thereafter at the option of the shareholder. During the year ended June 30, 1996 and the nine months ended March 31, 1997, certain holders of the Preferred Stock converted 20,175 and 8,120 shares, respectively, into 201,750 and 81,200 shares, respectively, of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $41,626 into 41,626 shares of Common Stock in fiscal year 1996 and $28,051 into 28,051 shares of Common Stock during the nine months ended March 31, 1997. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


9. Stock Transactions

During April 1996, the Company's shareholders approved the increase in the number of the Company's authorized common stock to 45,000,000 and to increase the number of designated shares of Series A Convertible Preferred Stock from 700,000 to 1,000,000.

During April 1996, the Company's Board of Directors authorized a $1,300,000 private placement offering of 130 units at a unit price of $10,000 and each unit included 40,000 1996 Common Stock purchase warrants and 1,000 shares of Series A Convertible Preferred Stock. As of June 30, 1996, all 130 units were sold, generating net proceeds of $1,249,264 ($1,300,000 less offering costs of $50,736). During August 1996, the Company filed a Registration Statement Form SB-2 to register the Common Stock underlying the 1996 Common Stock purchase warrants with the Securities and Exchange Commission. The 5,200,000 1996 warrants issued are exercisable at any time on or before May 31, 2001, unless such date is extended by the Company. Each warrant entitles the holder to purchase one share of Common Stock for $.40 through December 31, 1996 and for $.50 at any time thereafter through May 31, 2001. The exercise price of the 1996 warrants may be reduced by the Company at any time, or from time to time. At June 30, 1996 there are 5,200,000 1996 warrants outstanding.


During February 1996, the Company filed a Registration Statement with the Securities and Exchange Commission in connection with an agreement with a consulting company whereby the Company issued and registered for sale 300,000 shares of its Common Stock in exchange for consulting and advisory services to be rendered to the Company. A charge of $183,000, reflecting the estimated fair value of the shares issued, is recorded in general and administrative expenses in connection with this agreement.

During February 1996, the Company sold 50,000 shares of its Series A Convertible Preferred Stock for $200,000 to a private investment company pursuant to Regulation S under the Securities Act of 1933.

During June 1995, the Company's Board of Directors authorized a $1,500,000 private placement offering of 150 units at a unit price of $10,000 and each unit included 30,000 1995 Common Stock purchase warrants and 1,000 shares of Series A Convertible Preferred Stock. As of June 30, 1995, 24.9 units were sold generating net proceeds of $206,382. During July 1995, the Company obtained approval to extend the private placement offering to $1,700,000 and 170 units. This private placement offering closed on July 31, 1995 and a total of 170 units

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


9. Stock Transactions (continued)

were sold generating net proceeds of $1,647,567 ($1,700,000 less offering costs of $52,433). The subscriptions receivable at June 30, 1995 recorded in connection with this offering were received during July 1995. The 1995 Common Stock purchase warrants are exercisable at any time on or before January 31, 2001, unless such date is extended by the Company. Each warrant entitles the holder to purchase one share of Common Stock for $.50. The exercise price of the 1995 warrants may be reduced by the Company at any time, or from time to time.

During the period February 1996 through April 1996, 271,000 of the 1995 Common Stock purchase warrants were exercised at a reduced amount of $.40 per warrant generating gross proceeds of $108,400. Subsequent to April 30, 1996, the exercise price of the 1995 warrants was further reduced to $.30 until June 30, 1996. Such further reduction was made retroactive to those holders who had already exercised the 1995 warrants at $.40. Accordingly, the Company returned $27,100 to such holders. Subsequent to April 30, 1996 and through June 30, 1996, 2,814,000 of the 1995 warrants had been exercised at $.30. Through June 30, 1996, a total of 3,686,000 1995 warrants had been exercised for a total gross proceeds to the Company of $1,105,800. Of this amount, $106,350 was not received as of June 30, 1996 and is accordingly reflected as a subscription receivable (Note 12). At June 30, 1996, the Company had 1,414,000 of 1995 Common Stock purchase warrants outstanding.

During May 1995, the Company's shareholders approved the payment of a stock dividend of 3 shares of Common Stock, for each outstanding share of Series A Convertible Preferred Stock at the close of business on August 1, 1995. The effects of this stock dividend have been reflected in shareholders' equity in the accompanying financial statements as if the stock dividend had occurred on June 30, 1995 for the 636,200 Series A Convertible shares issued and outstanding on June 30, 1995.

During May 1995, the Company filed a registration statement on Form S-8, pursuant to which 250,000 (subsequently amended to 280,000) shares of Common Stock will be issued to a consultant in consideration for services rendered for the period April 1, 1995 through August 31, 1995. During the years ended June 30, 1996 and 1995, the Company issued 150,000 and 130,000, respectively, shares under this agreement. Professional fees of $64,205 and $99,750, respectively, were charged to operations during the years ended June 30, 1996 and 1995 representing the estimated fair value of the shares issued.

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


9. Stock Transactions (continued)

During December 1993, the Company commenced an offering of public securities in an effort to raise, before offering costs, a minimum of $500,000 and a maximum of $3,000,000. The offering permitted a minimum of 50,000 units or a maximum of 300,000 units at $10.00 per unit. Each unit consisted of 1 share of Series A Convertible Preferred Stock and 7 shares of Common Stock. The offering terminated on February 28, 1995 and, a total of 300,000 units were sold generating net proceeds of $ 2,345,104 ($3,000,000 less offering costs of $654,896).

During October 1992, the Company's Board of Directors authorized private offering of $2,000,000 for up to 200 units at a unit price of $10,000 which includes 30,000 shares of Common Stock and 1,000 shares of Series A Convertible Preferred Stock. The Company allocated $9.97 per share to the Series A Convertible Preferred Stock due to the Preferred Stock's senior position. The private offering closed on June 30, 1993 from which the Company issued 142.2 units and raised $1,270,254 of net proceeds ($1,422,000 less offering costs of $151,746).

During July 1993, the Company granted 157,300 Common Stock purchase rights at $1.00 per share to certain consultants and to a broker dealer in connection with this private placement offering. These rights were immediately vested and are exercisable for a period of five years.

During July 1992, the Company's Board of Directors authorized a $1,500,000 private placement offering of 150 units of Common and Preferred Stock. The offering was canceled effective September 1992. Approximately $50,000 of costs incurred in connection with the canceled offering were charged to operations during the year ended June 30, 1993.

10. Stock Options


Except as noted below, the Company's Board of Directors has granted options to employees and consultants to purchase common shares at or above fair market value. During June 1995, the Company issued 10,000 options at $.25 per share which was below fair market value and, accordingly, recorded a $2,600 charge to compensation expense in conjunction with the issuance.

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)

10. Stock Options (continued)

The following table summarizes all stock option activity:


                                   Common Shares
                                       Under                 Price
                                 Options Granted            Per Share
                               ----------------------------------------------


Balance at June 30, 1993                     -           $          -
    Granted                            875,000           $        .25
                               -----------------------
Balance at June 30, 1994               875,000
    Canceled                          (100,000)          $        .25
    Granted                          2,290,000           $  .05 -$.25
                               -----------------------
Balance at June 30, 1995             3,065,000
    Granted                            550,000           $        .65
    Exercised                         (280,000)          $        .05
                               -----------------------
Balance at June 30, 1996             3,335,000           $  .05 -$.65
    Granted (unaudited)                510,000           $  .45 -$.65
    Canceled (unaudited)               (29,000)          $        .65
                               -----------------------
Balance at March 31, 1997
    (unaudited)                      3,816,000           $  .05 -$.65
                               =======================

At June 30, 1996 and 1995 and March 31, 1997, respectively, 2,785,000, 2,890,000 and 3,266,000, respectively, of these options were exercisable.



11. Escrow and Cancellation Arrangements


At the request of the Pennsylvania Securities Commission, all of the executive officers and directors of the Company serving at the commencement of the initial public offering of the Company agreed to place in escrow 10,700,000 shares of Common Stock (subsequently amended to 8,603,675 by the cancellation of 2,305,000 shares by the President of the Company during June 1995 and February 1996 and the addition of 208,675 shares by officers and directors in August 1995, February 1996, and May 1996) beneficially owned by them until January 5, 1997. Under certain circumstances as outlined by the Pennsylvania Securities Commission, the President's shares may be held in escrow for an additional period of time, but not later than June 30, 1998. Any additional shares of Common Stock acquired by the executive officers and directors will also be held in escrow. The executive officers and directors have agreed not to sell, pledge, or transfer, directly or indirectly, any of the Common Stock held in escrow or

                             USA Technologies, Inc.

                        (A Development Stage Corporation)

                    Notes to Financial Statements (continued)


11. Escrow and Cancellation Arrangements (continued)

any options to acquire stock they may own. Additionally, the President of the Company has agreed that 4,365,000 shares of his escrowed Common shares would be canceled by the Company and would no longer be issued and outstanding unless certain performance measures as specified by the Commission are achieved. If the performance measures are achieved, the common shares released from escrow will result in a compensatory charge to the Company's operations. The charge will be based on the fair value of the Company's common shares on the date the shares are released from escrow. During the nine months ended March 31, 1997, there was no such charge to operations. The 4,365,000 shares are not considered outstanding for purposes of calculating the loss per common share for all periods presented.

12. Subsequent Events

During July 1996, the Company granted options to an employee to purchase up to 100,000 shares of Common Stock at $.65 per share. These options vest at the rate of 12,500 every three months over a two-year period. The Board of Directors determined the options price to be granted at or above the fair market value of the underlying common shares on the date of grant.

In August, 1996, the Company authorized the issuance of 265,000 shares of Common Stock to two consultants. The Company issued and registered these shares in October, 1996 under the Act and such shares are freely tradeable thereunder.

During August 1996, the Company granted fully vested options to a consultant to purchase 50,000 shares of Common Stock at $.50 per share. The Board of Directors determined the option price of the underlying shares to be at or above the fair market value on the date of grant.

During August 1996, the Company's Board of Directors authorized the issuance of 265,000 shares of Common Stock to two consultants.

On September 10, 1996, the Company received $106,350 of subscriptions receivable relating to the 1995 Common Stock Purchase warrants exercised as described in
Note 9.

13. Events (Unaudited) Subsequent to the Date of the Report of Independent Auditors

During September 1996, the Company granted to an employee options to purchase up to 50,000 shares of Common Stock at $.45 per share. In November 1996, the Company granted to an employee options to purchase up to 50,000 shares of Common Stock at $.65 per share, to a consultant options to purchase up to 50,000 shares of Common Stock at $.50 per share, and to an employee options to purchase up to 10,000 shares of Common Stock at $.50 per share. During November 1996, the Company authorized the issuance of 160,000 shares of Common Stock to a consultant as compensation for services to be rendered to the Company. Such shares of Common Stock shall be issued to the Consultant at the rate of 40,000 shares per month, commencing December 1996, and continuing each month thereafter. The Company plans to register such shares under the Act pursuant to a Form S-8 to be filed with the Securities and Exchange Commission. During February 1997 and June 1997 the Company granted to employees 200,000 and 305,000 options, respectively, to purchase Common Stock at $.45 per share. All of the above options were granted at an exercise price determined by the Board of Directors to be equal to or greater than the fair market value of the underlying shares on the date of grant. All of the options are exercisable at anytime within five years from the date of vesting.

During November 1996 and June 1997, the Company reduced from $.65 to $.45 the exercise price of options to purchase up to 650,000 shares of Common Stock issued to employees of the Company in March 1996 through November 1996. The new exercise price of these options was equal to or greater than the fair market value of the Common Stock on the date of such reduction.

During November 1996, the Company authorized a reduction of the exercise price of the 1996 Warrants from $.40 to $.20 during the period November 1, 1996 through February 28, 1997, after which the exercise price will increase to $.50. From November 1, 1996 through December 31, 1996, 2,345,000 1996 Warrants have been exercised resulting in gross proceeds to the Company of $469,000.

During November 1996, the Company's Board of Directors authorized a $200,000 private placement offering of 20 units at a unit price of $10,000. Each unit includes 1,000 shares of Series A Convertible Preferred Stock and 30,000 1996-B Common Stock purchase warrants. Each warrant is exercisable into one share of Common Stock through June 30, 1997 at $.20 and thereafter at $.30 for five years after the termination of the offering. As of February 28, 1997, 10 units have been sold, generating gross proceeds of $100,000.

     During March 1997, the Company's Board of Directors authorized a $1,100,000 private placement offering of 110 units at a unit price of $10,000. Each unit includes 2,000 shares of Series A Convertible Preferred Stock and 40,000 1997 Common Stock purchase warrants. Each warrant is exercisable into one share of Common Stock through August 31, 1997 at $.20 and thereafter at $.40 for five years after the termination of the offering. Through June 1997, the Company sold 40 units of this offering at a unit price of $10,000, generating gross proceeds of $400,000. The Company terminated this offering on July 3, 1997.

     During March 1997, the Company's Shareholders approved an increase in the authorized number of shares of Common Stock to 55,000,000 shares; an increase in the authorized number of shares of Series A Preferred Stock to 1,200,000 shares; an increase from 10 to 12 the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted during the period from March 24, 1997 to December 31, 1997 and a decrease in the conversion price at which the Series A Preferred Stock cumulative but unpaid dividends may be converted into shares of Common Stock from $1.00 to $.83 per share of Common Stock during the period from March 24, 1997 to December 31, 1997.

         During April 1997, options were exercised to purchase 150,000 shares of Common Stock at $.05 per share generating proceeds to the Company of $7,500.

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Debentures (the "Debentures") pursuant to an agreement with Gem Advisors Inc. (GEMA) which provided GEMA with the exclusive right to place the Debentures with qualified purchasers. The Debentures have a five year term and earn interest at the rate of 6% per year, payable in common stock or cash at the option of the Company at the time of conversion. The Debentures do not have any voting rights and were issued by the Company pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. Upon completion of the sale of the Debentures, GEMA retained 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's common stock at a price of $.20 per share at any time prior to June 22, 2002.

         The Company has entered into an escrow agreement, pursuant to which the Company issued 2,500,000 shares of restricted Common Stock registered in the name of an escrow agent. Such shares were issued in order to ensure that they would be available if and when the holders of the Debentures elect to convert any Debentures.

         During June 1997, the Company extended a consulting agreement which had expired on March 31, 1997 for an additional four months, and authorized the issuance of 160,000 shares of Common Stock as compensation for the services to be rendered to the Company pursuant to this agreement. 80,000 shares of such Common Stock shall be immediately issuable to the consultant and the remaining 80,000 shares shall be issued at the rate of 40,000 shares per month in June 1997 and July 1997. The Company has agreed to register these shares under the Act and such shares will be freely tradeable thereunder. In connection with the issuance of such shares, the Company will record consulting expense of approximately $50,000, $36,000 of which will be recorded during the quarter ending June 30, 1997.

         During June 1997, the Company authorized the issuance of 142,000 shares of Common Stock to two consultants, as compensation for services. Such services included the preparation of public relations reports for the Company. In connection with the issuance of such shares, the Company recorded consulting expense of approximately $57,000 during the quarter ended June 30, 1997.

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is current as of any time subsequent to its date.

                               TABLE OF CONTENTS

Available Information. . . . . . . . . . . . . . . . . .               i

Prospectus Summary . . . . . . . . . . . . . . . . . . .               1

Recent Transaction . . . . . . . . . . . . . . . . . . .               4

Risk Factors . . . . . . . . . . . . . . . . . . . . . .               6

Use of Proceeds. . . . . . . . . . . . . . . . . . . . .              12

Management's Discussion And Analysis of
        Financial Condition And Results
        of Operations. . . . . . . . . . . . . . . . . .              13

Business . . . . . . . . . . . . . . . . . . . . . . . .              18

Management . . . . . . . . . . . . . . . . . . . . . . .              24

Principal Shareholders . . . . . . . . . . . . . . . . .              31

Certain Transactions . . . . . . . . . . . . . . . . . .              37

Selling Shareholders . . . . . . . . . . . . . . . . . .              37

Market for Common Stock. . . . . . . . . . . . . . . . .              39

Description of Securities. . . . . . . . . . . . . . . .              40

Plan of Distribution . . . . . . . . . . . . . . . . . .              49

Legal Matters  . . . . . . . . . . . . . . . . . . . . .              50

Experts. . . . . . . . . . . . . . . . . . . . . . . . .              50

Financial Statements . . . . . . . . . . . . . . . . . .             F-1

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

        Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. The Company's Bylaws substantively provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

        Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. The Company's By-laws eliminate the personal liability of the directors to the fullest extent permitted by
Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

        The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the Common Stock, other than underwriting discounts and commissions.

Securities and Exchange Commission - Registration Fee .           $   272.28
Blue Sky fees and expenses. . . . . . . . . . . . . . .           $ 3,000.00
Printing and Engraving Expenses . . . . . . . . . . . .           $10,000.00
Accounting Fees and Expenses. . . . . . . . . . . . . .           $12,000.00
Legal Fees and Expenses . . . . . . . . . . . . . . . .           $12,000.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . .           $ 2,727.72
                                                                  ----------

         Total . . . . . . . . . . . . . . . . . .                $40,000.00
                                                                  ----------


Item 26. Recent Sales of Unregistered Securities.


        During the three years immediately preceding the date of the filing of this Registration Statement, the following securities were issued by the Company without registration under the Securities Act of 1933, as amended ("Act"):

I.      Private Placements.

         During June and July 1995, the Company sold 170 Units at $10,000 each pursuant to a private placement under Rule 506 of Regulation D promulgated under the Act. Each Unit consisted of 1,000 shares of Preferred Stock and 30,000 1995 Common Stock Purchase Warrants. An aggregate of 170,000 shares of Preferred Stock and 5,100,000 1995 Common Stock Purchase Warrants were sold to 226 accredited investors. In connection therewith, William W. Sellers, a Director of the Company, purchased an aggregate of 2,225 shares of Preferred Stock and 66,750 1995 Common Stock Purchase Warrants.

        During May 1996, the Company sold 130 units at $10,000 each pursuant to a private placement under Rule 506 of Regulation D promulgated under the Act. Each unit consisted of 1,000 shares of Preferred Stock and 40,000 1996 Common Stock Purchase Warrants. An aggregate of 130,000 shares of Preferred Stock and 5,200,000 1996 Common Stock Purchase Warrants were issued to 100 accredited investors and 33 non-accredited investors. In connection therewith, William W. Sellers, a Director of the Company, purchased 4,000 shares of Preferred Stock and 160,000 1996 Common Stock Purchase Warrants.


        During January and February 1997, the Company sold 9.35 units at
$10,000 each pursuant to a private placement under Rule 506 of Regulation D promulgated under the Act. Each unit consisted of 1,000 shares of Preferred Stock and 40,000 1996-B Common Stock Purchase Warrants. An aggregate of 9,350 shares of Preferred Stock and 374,000 1996-B Common Stock Purchase Warrants were sold to 16 accredited investors.


         During April, May, June and July 1997, the Company sold 40 units at $10,000 each pursuant to a private placement under Rule 506 of Regulation D promulgated under the Act. Each unit consisted of 2,000 shares of Preferred Stock and 40,000 1997 Common Stock Purchase Warrants. An aggregate of 80,000 shares of Preferred Stock and 1,600,000 1997 Common Stock Purchase Warrants were sold to 44 accredited investors and 10 non-accredited investors.

     During June 1997, the Company issued an aggregate of $500,000 of Convertible Debentures (the "Debentures") pursuant to an agreement with Gem Advisors Inc. ("GEMA") which provided GEMA with the exclusive right to place the Debentures with qualified purchasers.

         The Debentures have a five year term and earn interest at the rate of 6% per year, such interest payable in Common Stock or cash at the option of the Company at the time of conversion. The Debentures do not have any voting rights and were issued by the Company pursuant to Regulation S promulgated under the Act. Upon completion of the sale of the Debentures, GEMA received 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's Common Stock at a price of $.20 per share at any time prior to June 23, 2002. These Warrants have been issued by the Company pursuant to Regulation S.

II. Stock Options

        In August, 1994, the Company approved the issuance to Megan N. Cherney options to purchase an aggregate of 100,000 shares of Common stock for $.25 per share.

        In August, 1994, the Company issued to Haven Brock Kolls, Jr., options to purchase an aggregate of 50,000 shares of Common Stock for $.25 per share.

        In August, 1994, the Company issued to Barry Slawter options to purchase an aggregate of 200,000 shares of Common Stock for $.25 per share.

        In March 1995, the Company issued to the following officers, directors, consultants and employees, options to acquire an aggregate of 1,305,000 shares of Common Stock at $.25 per share:

                                                       Number of shares of
                                                    Common Stock purchasable
        Grantee                                     Under the Options Granted
        -------                                     -------------------------
        Henry B. duPont Smith                               100,000
        Keith L. Sterling                                   100,000
        William W. Sellers                                   55,000
        Peter G. Kapourelos                                  70,000
        William L. Van Alen, Jr.                             25,000
        Adele Hepburn                                       500,000
        Austin Hepburn                                      390,000
        Robert Leiser                                        40,000
        Doug Anette                                          25,000


         In March 1995, the Company issued to two consultants, Howard Bronson and Kelly Capital, options to acquire an aggregate of 500,000 shares of Common Stock at $.05 per share.


         In March 1995, the Company issued to H. Brock Kolls options to purchase up to 150,000 shares of Common Stock at $.25 per share.

         In June 1995, the Company issued to Barry Slawter options to purchase up to 10,000 shares of Common Stock at $.25 per share.

         In March 1996, the Company issued to Haven Brock Kolls options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In April 1996, the Company issued to Stephen Herbert options to purchase up to 400,000 shares of Common Stock at $.65 per share.

         In May 1996, the Company issued to Keith Sterling options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In May 1996, the Company issued to Edward Sullivan options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In July 1996, the Company issued to Michael Lawlor options to purchase up to 100,000 shares of Common Stock at $.65 per share.


         In August 1996, the Company issued to RAM Group, a consultant, options to purchase up to 50,000 shares of Common Stock at $.50 per share.

         In September 1996, the Company issued to Joseph Donahue options to purchase up to 50,000 shares of Common Stock at $.45 per share.

         In November 1996, the Company issued to RAM Group, a consultant, options to purchase up to 50,000 shares of Common Stock at $.50 per share.


         In November 1996, the Company issued to Phillip A. Harvey options to purchase up to 50,000 shares of Common Stock at $.65 per share.


         In November 1996, the Company issued to Michael Feeney options to purchase up to 10,000 shares of Common Stock at $.50 per share.

         In February 1997, the Company issued to Leland P. Maxwell options to purchase up to 200,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Haven Brock Kolls options to purchase up to 100,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Keith Sterling options to purchase up to 100,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Stephen Herbert options to purchase up to 100,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Michael Feeney options to purchase up to 5,000 shares of Common Stock at $.45 per share.

         The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act.

III.     Common Stock-For Cash.


        In July 1995, options to purchase 180,000 shares of Common Stock at $.05 per share were exercised by the holders thereof. All of such shares were issued by the Company in reliance on Section 4(2) of the Act.

         In February 1996, options to purchase 100,000 shares of Common Stock at $.05 per share were exercised by the holders thereof. All of such shares were issued by the Company in reliance on Section 4(2) of the Act.

         In April 1997, options to purchase 150,000 shares of Common Stock at $.05 per share were exercised by the holders thereof. All of such shares were issued by the Company in reliance on Section 4(2) of the Act.

IV. Stock Dividend.

        The Company issued a stock dividend consisting of 3 shares of Common Stock for each share of Preferred Stock issued and outstanding on August 1, 1995. Based on the 636,200 shares of Preferred

Stock issued and outstanding on such date, an aggregate of 1,908,600 shares of Common Stock were distributed to the holders of the Preferred Stock. Pursuant thereto, 48,000 shares were issued to Mr. Jensen, 1,500 shares were issued to Mr. Kolls, 3,000 shares were issued to Mr. Kapourelos, 11,175 shares were issued to Mr. Sellers, and 30,000 shares were issued to Mr. Smith. The issuance of this Common Stock was made in reliance on the exemption provided by Section 4(2) of the Act.

Item 27.  Exhibits.

Exhibit
Number                             Description
-------                            -----------
  3.1 Articles of Incorporation of Company filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration
                  Statement No. 33-70992)

  3.1.1 First Amendment to Articles of Incorporation of the Company filed on July 17, 1992
                  (Incorporated by reference to Exhibit 3.1.1
                  to Form SB-2 Registration Statement No. 33-70992)

  3.1.2 Second Amendment to Articles of Incorporation of the Company filed on July 27, 1992
                  (Incorporated by reference to Exhibit 3.1.2
                  to Form SB-2 Registration Statement No. 33-70992)

  3.1.3 Third Amendment to Articles of Incorporation of the Company filed on October 5, 1992
                  (Incorporated by reference to Exhibit 3.1.3
                  to Form SB-2 Registration Statement No. 33-70992)

  3.1.4 Fourth Amendment to Articles of Incorporation of the Company filed on October 18, 1993
                  (Incorporated by reference to Exhibit 3.1.4
                  to Form SB-2 Registration Statement No. 33-70992)

  3.1.5           Fifth Amendment to Articles of Incorporation
                  of the Company filed on June 7, 1995 (            )

  3.1.6 Sixth Amendment to Articles of Incorporation of the Company filed on May 1, 1996 (Incorporated by reference to Exhibit 3.1.6 to Form SB-2 Registration Statement No. 333-09465)

**3.1.7 Seventh Amendment to Articles of Incorporation of the Company filed on March 24, 1997.

  3.2             By-Laws of the Company (Incorporated by
                  reference to Exhibit 3.2 to Form SB-2
                  Registration Statement No. 33-70992)

Exhibit
Number                             Description
-------                            -----------


**4.1 1996-B Warrant Agreement dated as of December 27, 1996 between the Company and American Stock Transfer and Trust Company

**4.2             Form of 1996-B Warrant Certificate

**4.3 1997 Warrant Agreement dated as of April 8, 1997 between the Company and American Stock Transfer and Trust Company

**5.1             Opinion of Lurio & Associates

  10.1 Amended and Restated Employment and Non-Competition Agreement between the Company and George R. Jensen, Jr., dated as of July 1, 1992 (Incorporated by reference to Exhibit 10.3 to Form SB-2 Registration Statement No. 33-70992)

  10.1.2 First Amendment to Amended and Restated Employment and Non-Competition Agreement between the Company and George
                  R. Jensen, Jr., dated as of April 29, 1996 (Incorporated by reference to Exhibit 10.1.2 to Form SB-2 Registration Statement No. 33-09465)

  10.2 Employment and Non-Competition Agreement between the Company and Keith L. Sterling dated as of July 1, 1993 (Incorporated by reference to
                  Exhibit 10.4 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.2.1          First Amendment to Employment and Non-
                  Competition Agreement between the Company and Keith L. Sterling dated as of April 29, 1996 (Incorporated by reference to Exhibit 10.2.1 to Form SB-2 Registration Statement No. 333-09465)

  10.3 Employment and Non-Competition Agreement between the Company and Edward J. Sullivan dated as of July 1, 1993 (Incorporated by reference to
                  Exhibit 10.5 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.3.1          First Amendment to Employment and Non-
                  Competition Agreement between the Company and Edward J. Sullivan dated as of April 29, 1996 (Incorporated by reference to Exhibit 10.3.1 to Form SB-2 Registration Statement No. 333-09465)

  10.4 Employment and Non-Competition Agreement between the Company and Adele Hepburn dated as of January 1,1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992)

  10.5 Robert L. Bartlett Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.9 to Form SB-2 Registration
                  Statement No. 33-70992)

Exhibit
Number                             Description
-------                            -----------
  10.6 Edward J. Sullivan Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.10 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.6.1 Edward J. Sullivan Common Stock Options dated as of April 29, 1996 (Incorporated by reference to Exhibit
                  10.6.1 to Form SB-2 Registration Statement No. 333-09465)

  10.7            Keith L. Sterling Common Stock Options dated
                  July 1, 1993 (Incorporated by reference to
                  Exhibit 10.11 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.7.1 Keith L. Sterling Common Stock Options dated as of April 29, 1996 (Incorporated by reference to Exhibit
                  10.7.1 to Form SB-2 Registration Statement No. 333-09465)

  10.8 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.9 Gregory C. Rollins Common Stock Options dated as of August 23, 1993 (Incorporated by reference to Exhibit 10.13 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.10 Lease Agreement for Principal Executive Office dated October 1, 1992 (Incorporated by reference to Exhibit 10.14 to Form SB-2 Registration
                  Statement No. 33-70992)

 10.10.1 First Amendment to Lease for Principal Executive Office dated July 13, 1993 (Incorporated by reference to Exhibit 10.14.1 to Form SB-2
                  Registration Statement No. 33-70992)

  10.11           Application Sales Agreement of the Company to
                  Card Establishment Services, Inc. and letter of acceptance thereof (Incorporated by reference to Exhibit 10.15 to Form SB-2
                  Registration Statement No. 33-70992)

  10.12 Non-Disclosure Agreement between USA Entertainment Center, Inc. and Card Establishment Services, Inc. (Incorporated by reference to Exhibit 10.16 to Form SB-2 Registration Statement No. 33-70992)

Exhibit
Number                             Description
-------                            -----------

  10.13 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit 10.23 to Form SB-2 Registration Statement No. 33-70992)

  10.14           Form of Escrow Agreement between the Company,
                  Meridian Trust Company and various shareholders dated as of December 28, 1993 (Incorporated by reference to Exhibit 10.31 to Form SB-2
                  Registration Statement No. 33-70992)

 10.14.1 Modification to Escrow Agreement dated as of October 6, 1994 between the Company, Meridian Trust Company and George R. Jensen, Jr. (Incorporated by reference to Exhibit 10.31.1 to Form SB-2 Registration Statement No. 33-70992)

 10.14.2          Joinder to Escrow Agreement dated as of
                  February 14, 1996 by each of Haven Brock Kolls,
                  Barry Slawter, and Henry B. duPont Smith (Incorporated by reference to Exhibit 10.14.2 to Form SB-2 Registration Statement No. 333-09465)

  10.15 Employment and Non-Competition Agreement between the Company and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to
                  Exhibit 10.32 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.15.1         First Amendment to Employment and Non-
                  Competition Agreement between the Company and H. Brock Kolls dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.15.1 to Form SB-2 Registration Statement No. 333-09465)

  10.16 Agreement of Lease dated March 16, 1994, by and between the Company and G.F. Florida Operating
                  Alpha, Inc. (Incorporated by reference to Exhibit 10.33 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.17 Megan N. Cherney Common Stock Options dated as of April 1, 1994 (Incorporated by reference to Exhibit 10.41 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.18 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration
                  Statement No. 33-70992)

Exhibit
Number                             Description
-------                            -----------

  10.18.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit
                  10.18.1 to Form SB-2 Registration Statement No. 333-09465)

  10.19 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration
                  Statement No. 33-70992)

  10.20 Employment and Non-Competition Agreement between the Company and Barry Slawter dated as of July 12, 1994 (Incorporated by reference to Exhibit 10.44 to Form SB-2
                  Registration Statement No. 33-70992)

  10.21 Employment Agreement dated June 30, 1994 between the Company and Megan N. Cherney (Incorporated by reference to Exhibit 10.45 to Form SB-2
                  Registration Statement No. 33-70992)

  10.22           First Amendment to Employment and Non-
                  Competition Agreement dated September 2, 1994 between Barry Slawter and the Company
                  (Incorporated by reference to Exhibit 10.46
                  to Form SB-2 Registration Statement No. 33-70992)

  10.23 Consulting Agreement between Jerome M. Wenger and the Company dated March 24, 1995
                  (incorporated by reference to Exhibit 28 to the Form S-8 Registration Statement No. 33-92038 filed on May 6, 1995)

  10.24 Amendment to Consulting Agreement between Jerome M. Wenger and the Company dated May 19, 1995 (incorporated by reference to Exhibit
                  28.2 to Form S-8 filed on November 1, 1995)

  10.25           First Amendment to Employment And Non-
                  Competition Agreement between the Company and Barry Slawter dated September 28, 1995 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 33-98808)

  10.26           Remarketer/Integrator Agreement between
                  the Company and Dell Computer Corporation dated February 8, 1996 (Incorporated by reference to Exhibit
                  10.26 to Form SB-2 Registration Statement No. 333-09465)

Exhibit
Number                             Description
-------                            -----------

  10.27           Letter Agreement between the Company and
                  Diversified Corporate Consulting Group, L.P., dated February 7, 1996 (Incorporated by reference to Exhibit 28.2 to Form S-8
                  Registration Statement No. 333-2614)


  10.28 Employment And Non-Competition Agreement between the Company and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09455).

  10.29           Michael Lawlor Common Stock Option
                  Certificate dated as of July 8, 1996 (Incorporated by reference to Exhibit 10.29 to Form SB-2 Registration Statement No. 333-09455).

  10.30 Employment And Non-Competition Agreement between the Company and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit
                  10.30 to Form SB-2 Registration Statement No. 333-09455).

  10.31           Stephen P. Herbert Common Stock Option
                  Certificate dated April 4, 1996 (Incorporated by reference to
                  Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09455).

  10.32           Letter between the Company and William W.
                  Sellers dated July 17, 1996 (Incorporated by reference to
                  Exhibit 10.32 to Form SB-2 Registration Statement No. 333-09455).

  10.33           Letter between the Company and Peter G.
                  Kapourelos dated July 17, 1996 (Incorporated by reference to
                  Exhibit 10.33 to Form SB-2 Registration Statement No. 333-09455).

  10.34 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit 10.34 to Form SB-2 Registration No. 33-98808).

  10.35 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration No. 33-98808).

  10.36 Philip A. Harvey Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.36 to Form SB-2 Registration No. 33-98808).

  10.37 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

  10.38 Separation and Consulting Agreement between the Company and Edward J. Sullivan dated December 17, 1996 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 19,
                  1996).

  10.39 Employment and Non-Competition Agreement between the Company and Leland P. Maxwell dated February 24, 1997. (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration No. 33-98808).

  10.40 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997. (Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration No. 33-98808).

  10.41 Letter between the Company and GEM Advisers, Inc. signed May 15, 1997. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).

  10.42 Business Express Agreement between the Company and 1217909 Ontario Inc. dated May 20, 1997. (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on May 22, 1997).

**10.43           H. Brock Kolls Common Stock Option Certificate dated as of
                  June 9, 1997.

**10.44           Stephen Herbert Common Stock Option Certificate dated as of
                  June 9, 1997.

**10.45           Keith Sterling Common Stock Option Certificate dated as of
                  June 9, 1997.

**10.46           Michael Feeney Common Stock Option Certificate dated as of
                  June 9, 1997.

**23.1            Consent of Ernst & Young LLP, Independent
                  Auditors

  23.2            Consent of Lurio & Associates (included
                  in Exhibit 5.1)
--------------
         ** Filed herewith

Item 28.  Undertakings.

        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on July 8, 1997.

                                    USA TECHNOLOGIES, INC.

                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    President and Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.




     Signatures                            Title                            Date
     ----------                            -----                            ----

/s/ George R. Jensen, Jr.     Chairman of the Board,                    July 8, 1997
----------------------------  President and Chief
George R. Jensen, Jr.         Executive  Officer
                              (Principal and Chief
                              Executive Officer)

/s/ Leland P. Maxwell          Vice President, Chief                    July 8, 1997
----------------------------   Financial Officer,
Leland P. Maxwell              Treasurer (Principal
                               Accounting Officer)


/s/ Stephen P. Herbert         Vice President,                          July 8, 1997
----------------------------   Director
Stephen P. Herbert


/s/ Keith L. Sterling          Vice President, Director                 July 8, 1997
----------------------------
Keith L. Sterling



/s/ William W. Sellers         Director                                 July 8, 1997
----------------------------
William W. Sellers


/s/ Peter G. Kapourelos        Director                                 July 8, 1997
----------------------------
Peter G. Kapourelos


/s/ Henry B. duPont Smith      Director                                 July 8, 1997
----------------------------
Henry B. duPont Smith


                               Director                                 July _, 1997
----------------------------
William L. Van Alen, Jr.





                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------
 3.1.7            Seventh Amendment to Articles of Incorporation of the Company
                  filed on March 24, 1997

 4.1 1996-B Warrant Agreement dated as of December 27, 1996 between the Company and American Stock Transfer and Trust Company

 4.2              Form of 1996-B Warrant Certificate

 4.3 1997 Warrant Agreement dated as of April 8, 1997 between the Company and American Stock Transfer and Trust Company

 5.1              Opinion of Lurio & Associates

10.43             H. Brock Kolls Common Stock Option Certificate dated as of
                  June 9, 1997.

10.44             Stephen Herbert Common Stock Option Certificate dated as of
                  June 9, 1997.

10.45             Keith Sterling Common Stock Option Certificate dated as of
                  June 9, 1997.

10.46             Michael Feeney Common Stock Option Certificate dated as of
                  June 9, 1997.

 23.1             Consent of Ernst & Young LLP, Independent
                  Auditors


----------------